UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Kosmos Energy Ltd.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GROWING STRONGER,
PRODUCING RESULTS
PRODUCTION
DEVELOPMENT
EXPLORATION

KOSMOS ENERGY
2018 ANNUAL PROXY STATEMENT

With growing production, a world-scale development project moving forward, and a balanced exploration portfolio that provides a sustainable, multi-year drilling program, **Kosmos is stronger than ever.**

Kosmos Energy Ltd.
Clarendon House
2 Church Street
Hamilton HM 11, Bermuda

April 24, 2018

Dear Shareholder:

You are cordially invited to attend the 2018 annual general meeting of shareholders of Kosmos Energy Ltd. to be held on Tuesday, June 5, 2018, at 8:00 a.m., local time, at Rosewood Tucker’s Point, 60 Tucker’s Point Drive, Hamilton Parish, HS 02, Bermuda. For those of you who cannot attend the annual general meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience or by using the Internet voting site or toll-free number listed on the enclosed proxy card to submit your vote.

The notice of annual general meeting and Proxy Statement accompanying this letter provide an outline of the business to be conducted at the meeting. At the meeting, the financial statements for the year ended December 31, 2017 and the auditor’s report thereon will be laid before the shareholders in accordance with Bermuda law, and you will be asked to (i) elect two Class II directors to serve three-year terms on the Board of Directors until the 2021 annual general meeting of shareholders, (ii) appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and to authorize the Company’s Audit Committee of the Board of Directors to determine their remuneration, (iii) provide a non-binding, advisory vote to approve named executive officer compensation, (iv) provide a non-binding, advisory vote to approve the frequency of holding future non-binding, advisory votes on named executive officer compensation, (v) approve an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan (including an increase in the aggregate number of common shares authorized for issuance thereunder by 11,000,000 common shares) and (vi) consider such other business as may properly come before the annual general meeting. I will also report on our progress during the past year and respond to shareholders’ questions.

It is important that your shares be represented at the annual general meeting, as a quorum of the shareholders must be present, either in person or by proxy, in order for the annual general meeting to take place. Even if you plan to attend the annual general meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the annual general meeting. Your vote and participation in our governance are very important to us. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

Sincerely yours,

Andrew G. Inglis
Chairman and Chief Executive Officer

CAST YOUR VOTE

We value each shareholder playing a part in Kosmos’ future. It is vital that you participate and vote your shares.

Proposals Which Require Your Vote

		Additional information	Board recommendation	Votes required for approval

PROPOSAL 1	Election of two Class II directors to serve three-year terms on the Board of Directors until the 2021 annual general meeting of shareholders	Page 48	FOR ALL	Plurality

PROPOSAL 2
Appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and to authorize the Company’s Audit Committee of the Board of Directors to determine their remuneration
		Page 54	FOR	Majority of votes cast

PROPOSAL 3	Approval, on a non-binding, advisory basis, of our named executive officer compensation	Page 56	FOR	Majority of votes cast

PROPOSAL 4	Approval, on a non-binding, advisory basis, of the frequency of holding future non-binding votes on named executive officer compensation	Page 57	EVERY YEAR	Majority of votes cast

PROPOSAL 5
Approval of an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan (including an increase in the aggregate number of common shares authorized for issuance thereunder by 11,000,000 common shares)
		Page 58	FOR	Majority of votes cast

Vote Now

Even if you plan to attend this year’s annual general meeting, it is a good idea to vote your shares now, before the annual general meeting, in the event your plans change. Whether you submit your proxy and vote via the Internet, by telephone or by mail, please have your proxy card or voting instruction form in hand and follow the instructions.

Via the Internet		By telephone	By mailing your proxy card

Visit 24/7 http://www.proxyvote.com		Dial toll-free 24/7 1-800-690-6903	Mark, sign and date your proxy card, and return it in the postage-paid envelope or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717
•	Review and download this Proxy Statement, a proxy card and our 2017 annual report
•	Request a hard copy of this Proxy Statement, a proxy card and our 2017 annual report

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS TO
BE HELD ON TUESDAY, JUNE 5, 2018

To the Shareholders of Kosmos Energy Ltd.:

The annual general meeting of shareholders of KOSMOS ENERGY LTD., a Bermuda exempted company (the “Company”), will be held on Tuesday, June 5, 2018, at 8:00 a.m., local time, at Rosewood Tucker’s Point, 60 Tucker’s Point Drive, Hamilton Parish, HS 02, Bermuda for the following purposes:

1.	To elect two Class II directors to serve three-year terms on the Board of Directors until the 2021 annual general meeting of shareholders, or until their respective successors are elected;
2.	To appoint Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and to authorize the Company’s Audit Committee of the Board of Directors to determine their remuneration;
3.	To approve, on a non-binding, advisory basis, named executive officer compensation;
4.	To approve, on a non-binding advisory basis, the frequency of holding future non-binding, advisory votes on named executive officer compensation;
5.	To approve an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan (including an increase in the aggregate number of common shares authorized for issuance thereunder by 11,000,000 common shares); and
6.	To transact such other business as may properly come before the meeting, and any adjournment or postponement thereof.

We will also present at the annual general meeting the financial statements for the year ended December 31, 2017 together with the auditor’s report thereon. The Board of Directors of the Company has fixed the close of business on April 9, 2018 as the record date for the determination of shareholders on the Register of Members entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting. The Register of Members as of the record date will be available for examination at the registered office of the Company during ordinary business hours beginning on April 10, 2018 and at the annual general meeting.

A record of the Company’s activities during 2017 and its financial statements as of and for the fiscal year ended December 31, 2017 are contained in the Company’s 2017 Annual Report on Form 10-K. The Annual Report on Form 10-K does not form any part of the material for solicitation of proxies.

All shareholders are cordially invited to attend the meeting. Shareholders are urged, whether or not they plan to attend the meeting, to complete, date and sign the accompanying proxy card and to return it promptly in the postage-paid return envelope provided or, alternatively, to submit their proxy and voting instructions by telephone or the Internet according to the instructions on the proxy card. If a shareholder who has returned a proxy attends the meeting in person, the shareholder may revoke the proxy and vote in person in accordance with the procedures described herein on all matters submitted at the meeting.

April 24, 2018 Dallas, Texas	By order of the Board of Directors,

Jason E. Doughty Senior Vice President and General Counsel

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting of Shareholders to be Held on June 5, 2018. The Notice of Annual General Meeting of Shareholders, 2018 Proxy Statement, Proxy Card and 2017 Annual Report on Form 10-K are available under the SEC Filings link on the Investors’ page of our website at www.kosmosenergy.com. On this site, you will also be able to access any amendments or supplements to the foregoing materials that are required to be furnished. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered a part of this Proxy Statement or any other filing that we make with the U.S. Securities and Exchange Commission (the “SEC”).

i

PROXY STATEMENT

2018 Annual General Meeting of Shareholders

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors of Kosmos Energy Ltd. for use at the 2018 annual general meeting of shareholders, and any adjournments or postponements thereof. We refer to our Board of Directors as the “Board” and to Kosmos Energy Ltd. as “Kosmos,” the “Company,” “we” or “us.” The annual general meeting will be held on Tuesday, June 5, 2018 beginning at 8:00 a.m., local time, at Rosewood Tucker’s Point, 60 Tucker’s Point Drive, Hamilton Parish, HS 02, Bermuda.

The items to be considered are summarized in the Notice of Annual General Meeting of Shareholders and more fully described in this Proxy Statement. The Notice of Annual General Meeting of Shareholders, this Proxy Statement, the enclosed Proxy Card and our 2017 Annual Report on Form 10-K are first being mailed and made available starting on or about April 24, 2018 to all record holders of our common shares as of the close of business on April 9, 2018. Our common shares represented by proxies will be voted as described below or as specified by each shareholder.

Cameras, recording devices and other electronic devices will not be permitted at the meeting. Each shareholder attending the annual general meeting may be asked to present valid identification. Failure to bring valid identification may delay your ability to attend or prevent you from attending the meeting.

Important Notice Regarding the Availability of Proxy Materials
for the Annual General Meeting of Shareholders to be Held on June 5, 2018

The Notice of Annual General Meeting of Shareholders, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available under the SEC Filings link on the Investors’ page of our website at www.kosmosenergy.com. On this site, you will also be able to access any amendments or supplements to the foregoing materials that are required to be furnished.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Composition

As of the date of this Proxy Statement, our Board has 10 directors. Our bye-laws provide that the Board shall consist of not less than five directors and not more than 15 directors, and the number of directors may be changed only by resolution adopted by the affirmative vote of a majority of the entire Board. No decrease in the number of directors may shorten the term of any incumbent director.

Our Board is divided into three classes of directors pursuant to our bye-laws. Directors are elected by shareholders for terms of three years or until their successors are elected and qualified. One of the three classes is elected each year to succeed the directors whose terms are expiring.

Mr. Darricarrère and Dr. Wright will not stand for re-election at the annual general meeting of Shareholders. Our Board has nominated Deanna Goodwin to stand for election at our 2018 annual general meeting as a new Class II Director and Mr. Ogunlesi as a continuing Class II Director.

The current composition of our three classes of directors is set forth below.

Class I Directors (term expires in 2020)

Andrew G. Inglis	Brian F. Maxted	Chris Tong	Sir Richard Dearlove

Class II Directors (term expires in 2018)

Adebayo O. Ogunlesi	Christopher A. Wright	Yves-Louis Darricarrère

Class III Directors (term expires in 2019)

David B. Krieger	David I. Foley	Joseph P. Landy

Board Leadership Structure

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The Board understands that the optimal Board leadership structure may vary as circumstances warrant. Consistent with this understanding, non-management directors consider the Board’s leadership structure on an annual basis.

The Board has determined that the optimal Board leadership structure for us is served by the role of Chairman of the Board being held by our Chief Executive Officer, Mr. Inglis, because it believes that having one leader serving as both the Chairman and Chief Executive Officer provides decisive, consistent and effective leadership.

Committees of the Board of Directors

As of April 9, 2018, our Board has an Audit Committee, Compensation Committee, a Nominating and Corporate Governance Committee, and Health, Safety and Environment Committee, and may have such other committees as the Board shall determine from time to time. The Exploration Assurance and the External Affairs and Political Risk Committees were discontinued by a vote of the full Board effective March 27, 2018 and the responsibilities of these Committees were assumed by our management with regular reporting to the Board.

Pursuant to the NYSE’s corporate governance standards, we are required to have an audit committee, a compensation committee and a nominating and corporate governance committee. We are required to perform an annual performance evaluation of our Compensation and Nominating and Corporate Governance Committees. As of the date hereof, we are in compliance with the NYSE corporate governance requirements, including with respect to independence requirements for each of our Audit, Compensation and Nominating and Corporate Governance Committees.

As of April 9, 2018, each of the standing Committees of the Board had the composition and responsibilities described below.

Audit Committee

Our Audit Committee is a separately designated standing Committee of the Board established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The current members of our Audit Committee are Messrs. Tong and Darricarrère and Sir Richard Dearlove, each of whom our Board has determined is financially literate. Mr. Tong is the Chair of this Committee. Our Board has determined that each of Messrs. Tong and Darricarrère is an “audit committee financial expert” as described in Item 407(d)(5) of Regulation S-K, and that Messrs. Tong and Darricarrère and Sir Richard Dearlove are “independent directors” as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. Our Audit Committee is authorized to:

•	recommend, through the Board, to the shareholders on the appointment and termination (subject to Bermuda law) of our independent auditors;
•	review the proposed scope and results of the independent auditors’ audit;
•	review and pre-approve the independent auditors’ audit and non-audit services rendered;
•	approve the audit fees to be paid (subject to authorization by our shareholders to do so);

•	review accounting and financial controls with the independent auditors and our financial and accounting staff;
•	recognize and prevent prohibited non-audit services;
•	establish procedures for complaints received by us regarding accounting matters;
•	oversee internal audit functions;
•	oversee the resource and reserve process, including the external reporting of resource and reserve information; and
•	prepare the report of the Audit Committee that SEC rules require to be included in this Proxy Statement.

The Audit Committee’s responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011 (as amended on April 3, 2012) and is reviewed annually. The charter is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Immediately following our 2018 annual general meeting, we expect the members of our Audit Committee to be Mr. Tong, Sir Richard Dearlove and Ms. Goodwin, with Mr. Tong serving as the Chair of this Committee. Our Board has determined that Ms. Goodwin is an “audit committee financial expert” as described in Item 407(d)(5) of Regulation S-K and will be an “independent director” as defined by the NYSE rules and Rule 10A-3 of the Exchange Act.

Compensation Committee

The members of our Compensation Committee are Messrs. Ogunlesi, Krieger and Foley. Mr. Ogunlesi is the Chair of this Committee. The Compensation Committee is authorized to, among other things:

•	review and approve the compensation arrangements for our executive officers, including the compensation for our Chief Executive Officer;
•	review and approve compensation for our directors;
•	periodically review, in consultation with our Chief Executive Officer, our management succession planning;
•	review and evaluate our executive compensation and benefits policies generally, including review and recommendation of any incentive compensation and equity-based plans;
•	prepare the report of the Compensation Committee that SEC rules require to be included in the Proxy Statement or Annual Report on Form 10-K, review and discuss the Company’s Compensation Discussion and Analysis with management and provide a recommendation to the Company’s Board regarding the inclusion of the Compensation Discussion and Analysis in the Proxy Statement or Form 10-K;
•	retain and terminate any advisors, including any compensation consultants, and approve any such advisors’ fees and other retention terms; and
•	delegate its authority to subcommittees or the Chair of the Committee when it deems it appropriate and in the best interests of the Company.

The Compensation Committee’s responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011 and is reviewed annually. The charter is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Effective immediately following our 2018 annual general meeting, we expect the members of our Compensation Committee to be Messrs. Ogunlesi, Krieger and Foley, with Mr. Ogunlesi serving as the Chair of this Committee.

Nominating and Corporate Governance Committee

The members of our Nominating and Corporate Governance Committee are Messrs. Krieger, Darricarrère and Foley. Mr. Darricarrère is the Chair of this Committee. Our Nominating and Corporate Governance Committee is authorized to:

•	identify and nominate members for election to the Board;
•	review and approve transactions between us and our directors, officers and affiliates;
•	develop and recommend to the Board a set of corporate governance principles applicable to the Company; and
•	oversee the evaluation of the Board.

The Nominating and Corporate Governance Committee’s responsibilities are set forth in its charter, which was approved by the Board on May 9, 2011, and is reviewed periodically. The charter is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Effective immediately following our 2018 annual general meeting, we expect the members of our Nominating and Corporate Governance Committee to be Messrs. Krieger and Foley and Sir Richard Dearlove, with Sir Richard Dearlove serving as the Chair of this Committee.

Health, Safety and Environment Committee

The members of our Health, Safety and Environment Committee are Mr. Tong and Dr. Wright. Dr. Wright is the Chair of this Committee. The principal responsibilities of this Committee are to:

•	monitor the establishment of goals and targets for health, safety and environmental performance;
•	monitor medium and long-term performance versus targets and objectives and work with management to review health, safety and environmental standards, policies and procedures and make improvements accordingly;
•	review emergency and incident response plans; and
•	monitor the identification, management and mitigation of major health, safety and environmental risks.

The Health, Safety and Environment Committee’s responsibilities are set forth in its charter, which was approved by the Board on May 11, 2012 and is reviewed periodically. The charter is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement.

Immediately following our 2018 annual general meeting, we expect the members of our Health, Safety and Environment Committee to be Ms. Goodwin and Mr. Tong, with Ms. Goodwin serving as the Chair of this Committee.

Meetings of the Board of Directors and Committees

The Board held five meetings during 2017 and took two actions by unanimous written consent. During 2017, no incumbent director attended fewer than 75% of the aggregate total number of meetings of the Board held during the period in which he was a director and of the total number of meetings held by all of the Committees of the Board on which he served. We expect, but do not require, our directors to attend our annual general meetings of shareholders.

The following table shows the membership of, and number of meetings held by, the Board and each standing Committee during 2017:

Director	Audit Committee	Compensation Committee(1)	Nominating and Corporate Governance Committee(2)	Health, Safety and Environment Committee	External Affairs and Political Risk Committee (4)	Exploration Assurance Committee (4)	Board of Directors
Andrew G. Inglis							Chair
Yves-Louis Darricarrère(3)	X		Chair		X		X
Sir Richard Dearlove	X				Chair		X
David I. Foley		X	X				X
David B. Krieger		X	X				X
Joseph P. Landy							X
Brian F. Maxted							X
Prakash A. Melwani(5)							X
Adebayo (“Bayo”) Ogunlesi		Chair					X
Chris Tong	Chair			X		X	X
Christopher A. Wright(3)				Chair		Chair	X
Number of Meetings in 2017	4	2	1	4	3	4	5
Action by Written Consent in 2017	0	0	0	0	0	0	2
(1)	Effective as of May 10, 2017, Mr. Ogunlesi was appointed as Chair and Messrs. Krieger and Foley were appointed as members of the Compensation Committee.
(2)	Effective as of May 10, 2017, Mr. Darricarrère was appointed as Chair and Messrs. Krieger and Foley were appointed as members of the Nominating and Corporate Governance Committee.
(3)	Mr. Darricarrère and Dr. Wright will not stand for re-election as directors at our 2018 annual general meeting.
(4)	The External Affairs and Political Risk Committee and the Exploration Assurance Committee were discontinued effective as of March 27, 2018.
(5)	Mr. Melwani was Chair of the Compensation Committee until May 10, 2017 and resigned from his position on our Board of Directors on May 26, 2017.

Director Independence

Pursuant to the NYSE’s corporate governance standards, we are required to have a majority independent Board.

The Board has reviewed the materiality of any relationship that each of our directors has with us, either directly or indirectly. Based on this review, the Board has determined that Dr. Wright, Sir Richard Dearlove and Messrs. Darricarrère, Foley, Krieger,

Landy, Ogunlesi and Tong and Ms. Goodwin are “independent directors” as defined by the NYSE rules and Rule 10A-3 of the Exchange Act. Accordingly, as of the date hereof, we are in compliance with the NYSE’s majority independent Board requirement.

There are no family relationships among any of our executive officers, directors or nominees for director.

Board’s Role in Risk Oversight

Assessing and managing risk is the responsibility of the management of the Company. However, the Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity and operations, as well as the risks associated with each.

Under its charter, the Audit Committee of the Board of the Company reviews and discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. In addition, the Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting, tax and legal matters as well as liquidity risks and guidelines and policies and procedures for monitoring and mitigating risks.

Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board also discusses risk throughout the year in relation to specific proposed actions. The Board’s other standing Committees oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee considers the risks associated with our compensation policies and practices with respect to both executive compensation and compensation generally. See “Executive

Compensation—Compensation Risk Assessment” below. The Board is kept abreast of its Committees’ risk oversight and other activities through reports of the Committee chairs to the full Board.

Specifically relating to enterprise risk management during 2017, the Company performed an enterprise risk assessment to identify key risks and assess procedures for managing, monitoring and mitigating risks.

Nomination of Directors

The nominees for election to the Board at the annual general meeting were formally approved by the full Board. Although the Board will consider nominees recommended by shareholders, the Board has not established any specific procedures for shareholders to follow to recommend potential director nominees for consideration. At this time, the Board has not established any minimum qualifications or skills for directors, although we generally consider a nominee’s diversity, experience, industry knowledge and background. To ensure we have a diverse group of potential director nominees for consideration, our nominee search includes candidates from both corporate positions beyond the executive suite and from non-corporate environments (e.g., government, academia and non-profit organizations), and includes both male and female candidates. The Nominating and Corporate Governance Committee has adopted a resolution to consider gender diversity as one of the factors in identifying qualified candidates for membership on the Board.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Messrs. Ogunlesi, Krieger and Foley. Mr. Ogunlesi is the Chair of the Committee. No member of the Compensation Committee has been at any time an employee or an officer of ours. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Mr. Foley has directed that the fees he is entitled to receive as compensation for serving on our Board be paid or remitted to our former financial sponsor. See “Certain Relationships and Related Transactions” and “Director Compensation—2017 Director Compensation” below.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics applicable to our employees, directors and officers, in accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Any waiver of this Code may be made only by the Board. In accordance with applicable U.S. federal securities laws and the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Code of Business Conduct and Ethics. Requests should be directed to us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary. The Code of Business Conduct and Ethics is also available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to or waivers of the Code of Business Conduct and Ethics on our website at www.kosmosenergy.com. Our Audit Committee has established procedures to receive, retain and treat complaints regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

We aim for a diverse workforce and an inclusive environment that respects and supports all of our people and helps improve our business performance. Our approach to diversity and equal opportunities focuses on talent acquisition, progression and retention. While we do not have a formal diversity policy, we comply with all laws and regulations relating to equal opportunities and non-discrimination. Furthermore, our Code of Business Conduct and Ethics includes a prohibition of discrimination of any criteria prohibited by law and the Nominating and Corporate Governance Committee has adopted a resolution to consider gender diversity as one of the factors in identifying qualifying candidates for membership on the board. Our diversity and equal opportunities approach is kept under periodic review.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines in accordance with the corporate governance rules of the NYSE. In accordance with the corporate governance rules of the NYSE, we will provide any person, without charge and upon request, with a copy of our Corporate Governance Guidelines. Requests should be directed to us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Dallas, Texas 75231, Attention: Corporate Secretary.

The Corporate Governance Guidelines are also available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The information on our website is not incorporated by reference into this Proxy Statement. We will disclose any amendments to the Corporate Governance Guidelines on our website at www.kosmosenergy.com.

Shareholders Agreement

In 2011, we entered into a shareholders agreement with affiliates of our former financial sponsors pursuant to which our former financial sponsors, collectively, had the right to designate six members of our Board. Each former financial sponsor has the right to designate: (i) up to three directors (or 25% of the Board, rounded to the nearest whole number) if it owns 20% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders; and (ii) one director (or 12.5% of the Board, rounded to the nearest whole number) if it owns 7.5% or more of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders. Our former financial sponsors completed offerings of our common shares on January 18, 2017 and on May 22, 2017. Following the offering completed on January 18, 2017, our former financial sponsors no longer constitute a group beneficially owning more than 50% of the Company’s voting power. As a result, each former financial sponsor entitled to designate a director has the right to nominate one of its director designees to each of the Compensation Committee and the Nominating and Corporate Governance Committee.

In addition, following such offerings, our former sponsor affiliated with The Blackstone Group (the “Former Blackstone Sponsor”) beneficially owns less than 20% of our issued and outstanding common shares eligible to vote and may presently only designate one director (or 12.5% of the Board, rounded to the nearest whole number). As a result, in connection with the offering completed on May 22, 2017, Mr. Prakash Melwani, a designee to our Board from our Former Blackstone Sponsor, resigned from his position on our board of directors.

A former financial sponsor will cease to have the right to designate committee members in the event that the former financial sponsor holds less than 7.5% of the issued and outstanding common shares eligible to vote at an annual general meeting of shareholders.

Communications with the Board

Shareholders and other interested parties may communicate directly with our Board by sending a written communication in an envelope addressed to: Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the Board.

Shareholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to: Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded to the independent directors.

Our Audit Committee has established a process for communicating complaints regarding accounting or auditing matters. To submit a complaint, you may send a written communication in an envelope addressed to: Audit Committee, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231.

Any such complaints received or submitted will be promptly forwarded by the Corporate Secretary to the Chair of the Audit Committee, to take such action as may be appropriate.

Shareholders and other interested parties may communicate directly with our Chairman of the Board by sending a written communication in an envelope addressed to: Chairman of the Board of Directors, c/o Corporate Secretary, Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231. These communications will be promptly forwarded by the Corporate Secretary to the Chairman of the Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a description of the transactions we have engaged in since January 1, 2017 with our directors and officers and beneficial owners of more than five percent of our voting securities and their affiliates.

Mr. Foley has directed that the fees he is entitled to receive as compensation for serving on our Board be paid or remitted to Blackstone, one of our former financial sponsors. See “Board of Directors, Board Meetings and Committees—Compensation Committee Interlocks and Insider Participation” above and “Director Compensation—2017 Director Compensation” below.

Procedures for Review of Transactions with Related Persons

We have adopted a set of written related-party transaction policies designed to minimize potential conflicts of interest arising from any dealings we may have with our affiliates and to provide appropriate procedures for the disclosure, approval and resolution of any real or potential conflicts of interest which may exist from time to time. Such policies provide, among other things, that all related-party transactions, including any loans between us, our former financial sponsors and our affiliates, but excluding compensation arrangements, require approval by our Nominating and Corporate Governance Committee or our Board, after considering all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to us, opportunity costs of alternative transactions, the materiality and character of the related party’s direct or indirect interest, and the actual or apparent conflict of interest of the related party, and after determining that the transaction is in, or not inconsistent with, our and our shareholders’ best interests. There have been no related-party transactions since the adoption of related-party transaction policies where such policies were not followed.

STOCK OWNERSHIP MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file. Specific due dates for these reports have been established by regulation, and we are required to report in this Proxy Statement any failure to file by these dates during 2017.

To our knowledge, based solely on our review of the copies of such forms received by us, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners have been complied with for 2017, with the exception of the following Forms 4 filed late (i) one Form 4 relating to one transaction for Mr. Doughty, (ii) one Form 4 relating to one transaction for Mr. Haas, and (iii) one Form 4 relating to one transaction for each of our executive officers.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information with respect to the beneficial ownership of our common shares, on a fully-diluted basis, as of March 9, 2018, for:

•	each of our named executive officers;
•	each of our directors;
•	each of our director nominees;
•	all of our executive officers and directors as a group; and
•	each shareholder known by us to be the beneficial owner of more than 5% of our issued and outstanding common shares.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Percentage of ownership is based on 395,709,942 common shares issued and outstanding on March 9, 2018. The information in the table below concerning security ownership of beneficial owners is based on filings made by such persons with the SEC.

Except as indicated in the footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all common shares shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Named Executive Officers
Andrew G. Inglis (1)	780,135	*
Thomas P. Chambers (2)	293,098	*
Brian F. Maxted (3)	10,322,691	2.61%
Christopher J. Ball (4)	501,323	*
Jason E. Doughty (5)	543,687	*
Directors
Yves-Louis Darricarrère (6)	44,295	*
Sir Richard Dearlove (7)	68,500	*
David I. Foley (13)	—	—
David B. Krieger (12)	—	—
Joseph P. Landy (12)	—	—
Adebayo O. Ogunlesi (8)	1,439,101	*
Chris Tong (9)	142,888	*
Christopher A. Wright (10)	737,292	*
Deanna L. Goodwin	—	—
All directors, nominees and executive officers as a group (16 individuals) (11)	14,873,010	3.76%
Five Percent Shareholders
Warburg Pincus Funds (12)	91,508,651	23.13%
Blackstone Funds (13)	53,052,512	13.41%
Capital Research Global Investors (14)	30,623,595	7.74%
Hotchkis & Wiley Capital Management, LLC (15)	29,520,695	7.46%
New World Fund, Inc. (16)	28,140,493	7.2%
SailingStone Capital Partners LLC (17)	22,453,013	5.67%
*	Less than one percent.
(1)	Includes 22,563 restricted share units held by Mr. Inglis that are scheduled to vest within 60 days of March 9, 2018 (on April 1, 2018).
(2)	Excludes restricted share units held by Mr. Chambers.
(3)	Includes (i) 6,729,864 common shares held by Maxted Family Investments, Ltd., an entity of which Mr. Maxted is a beneficial owner, (ii) 474,625 shares held by Maxted Holdings, LLC, an entity of which Mr. Maxted is a beneficial owner and (iii) 1,174,397 shares held by Mr. Maxted’s spouse. Excludes restricted share units held by Mr. Maxted.
(4)	Excludes restricted share units held by Mr. Ball.
(5)	Excludes restricted share units held by Mr. Doughty.
(6)	Excludes restricted share units held by Mr. Darricarrère.
(7)	Excludes restricted share units held by Sir Richard Dearlove.
(8)	Excludes restricted share units held by Mr. Ogunlesi.
(9)	Includes 1,000 common shares held by Mr. Tong’s spouse. Excludes restricted share units held by Mr. Tong.
(10)	Excludes restricted share units held by Dr. Wright.
(11)	Excludes restricted share units held by our other executive officers who are not our named executive officers.
(12)	The Warburg Pincus Funds are comprised of the following entities: Warburg Pincus International Partners, L.P., a Delaware limited partnership (“WPIP”), and two affiliated funds who collectively hold 45,754,331 shares, and Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership (“WP VIII”), and two affiliated funds who collectively hold 45,754,320 shares. The total number of shares reported by WPIP includes 1,830,177 shares that are owned by its affiliated fund Warburg Pincus Netherlands International Partners C.V. I, a company incorporated under the laws of the Netherlands (“WPIP Netherlands”), and 67,712 shares that are owned by its affiliated fund WP-WPIP Investors L.P., a Delaware limited partnership (“WPIP Investors”). WPIP expressly disclaims beneficial ownership with respect to any common shares other than the common shares owned of record by WPIP. The total number of shares reported by WP VIII includes 1,285,703 shares that are owned by its affiliated fund Warburg Pincus Netherlands Private Equity VIII C.V. I, a company incorporated under the laws of the Netherlands (“WP VIII Netherlands”), and 128,138 shares that are owned by its affiliated fund WP-WPVIII

Investors, L.P., a Delaware limited partnership (“WP VIII Investors”). WP VIII expressly disclaims beneficial ownership with respect to any shares other than the shares owned of record by WP VIII. WP-WPVIII Investors GP L.P., a Delaware limited partnership (“WP VIII Investors GP”), is the general partner of WP VIII Investors. WP-WPIP Investors GP L.P., a Delaware limited partnership (“WPIP Investors GP”), is the general partner of WPIP Investors. WPP GP LLC, a Delaware limited liability company (“WPP GP”), is the general partner of each of WP VIII Investors GP and WPIP Investors GP. Warburg Pincus Partners, L.P., a Delaware limited partnership (“WP Partners”), is (i) the managing member of WPP GP, and (ii) the general partner of WP VIII, WP VIII Netherlands, WPIP and WPIP Netherlands. Warburg Pincus Partners GP LLC, a Delaware limited liability company (“WP Partners GP”), is the general partner of WP Partners. Warburg Pincus & Co., a New York general partnership, is the managing member of WP Partners GP. The Warburg Pincus Funds are managed by Warburg Pincus LLC, a New York limited liability company (“WP LLC”). Mr. Landy and Mr. Krieger are Directors of Kosmos. Mr. Landy is a Managing General Partner of WP and a Managing Member and Co-Chief Executive Officer of WP LLC. Mr. Krieger is a Partner of WP and a Managing Director and Member of WP LLC. All shares indicated as owned by Messrs. Landy and Krieger are included because of their affiliation with the Warburg Pincus entities. Charles R. Kaye is also a Managing General Partner of WP and a Managing Member and Co-Chief Executive Officer of WP LLC and, together with Mr. Landy, may be deemed to control the Warburg Pincus entities. Messrs. Kaye, Landy and Krieger disclaim beneficial ownership of all shares held by the Warburg Pincus entities. The address of the Warburg Pincus entities, Mr. Kaye and Mr. Landy is 450 Lexington Avenue, New York, New York 10017.

(13)	The Blackstone Funds (as hereinafter defined) are comprised of the following entities: Blackstone Capital Partners (Cayman) IV L.P. (“BCP Cayman IV”), Blackstone Capital Partners (Cayman) IV-A L.P. (“BCP Cayman IV-A”), Blackstone Family Investment Partnership (Cayman) IV-A L.P. (“BFIP”), Blackstone Family Investment Partnership (Cayman) IV-A SMD L.P. (“BFIP SMD”) and Blackstone Participation Partnership (Cayman) IV L.P. (“BPP”, together with BCP Cayman IV, BCP Cayman IV-A, BFIP and BFIP SMD, the “Blackstone Funds”). The Blackstone Funds beneficially own (i) 49,756,101 shares, which are held by BCP Cayman IV, (ii) 811,425 shares, which are held by BCP Cayman IV-A, (iii) 1,278,921 shares, which are held by BFIP, (iv) 1,061,882 shares, which are held by BFIP SMD and (v) 144,183 shares, which are held by BPP. The general partner of BFIP SMD is Blackstone Family GP L.L.C., which is wholly owned by Blackstone’s senior managing directors and controlled by Mr. Stephen A. Schwarzman, its founder. The general partner of BCP Cayman IV and BCP Cayman IV-A is Blackstone Management Associates (Cayman) IV L.P. (“BMA”). BCP IV GP L.L.C (“BCP IV”) is the general partner of BMA, BFIP and BPP. Blackstone Holdings III L.P. is the sole member of BCP IV. The general partner of Blackstone Holdings III L.P. is Blackstone Holdings III GP L.P. The general partner of Blackstone Holdings III GP L.P. is Blackstone Holdings III GP Management L.L.C. The sole member of Blackstone Holdings III GP Management L.L.C. is The Blackstone Group L.P. The general partner of The Blackstone Group L.P. is Blackstone Group Management L.L.C. Blackstone Group Management L.L.C. is wholly owned by Blackstone’s senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the shares beneficially owned by the Blackstone Funds directly or indirectly controlled by it or him, but each disclaims beneficial ownership of such shares. Mr. Foley is a Senior Managing Director of Blackstone Group Management L.L.C. and is not deemed to beneficially own the shares beneficially owned by the Blackstone Funds. The address of each of the Blackstone Funds, Mr. Stephen A. Schwarzman and each of the other Blackstone entities listed in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.
(14)	Based on a Schedule 13G filed on February 14, 2018, Capital Research Global Investors (“CRGI”) exercises sole voting power and sole dispositive power over 30,623,595 shares. The address for CRGI is 333 South Hope Street, Los Angeles, California 90071.
(15)	Based on a Schedule 13G/A filed on February 13, 2018, Hotchkis & Wiley Capital Management, LLC (“HWCM”) exercises sole voting power over 21,215,653 shares and sole dispositive power over 29,520,695 shares. According to the Schedule 13G/A, certain of HWCM’s clients have retained voting power over the common shares that they beneficially own. Accordingly, HWCM has the power to dispose of more common shares than it can vote. The address for HWCM is 725 S. Figueroa Street 39th Floor, Los Angeles, California 90017.
(16)	Based on a Schedule 13G filed on February 14, 2018, New World Fund, Inc., an investment company advised by Capital Research and Management Company, exercises sole voting power and sole dispositive power over 28,140,493 shares. These shares may also be reported as beneficially owned by CRGI in the table above and as represented in footnote 14. The address for CRGI is 333 South Hope Street, Los Angeles, California 90071.
(17)	Based on a Schedule 13G/A filed on February 6, 2018, SailingStone Capital Partners LLC (“SailingStone”) exercises sole voting power and sole dispositive power over 22,453,013 shares. The address for SailingStone is One California Street, 30th Floor, San Francisco, California 94111.

EXECUTIVE OFFICERS

Our executive officers are designated by, and serve at the discretion of, our Board of Directors. Our executive officers are as follows:

Andrew G. Inglis
Chairman and Chief Executive Officer

Age: 59
Mr. Inglis has served as our Chairman and Chief Executive Officer since March 1, 2014. Mr. Inglis joined Kosmos from Petrofac Ltd., a leading provider of oilfield services to the international oil and gas industry, principally engaged in the design of oil and gas infrastructure, the operation, maintenance and management of oil and gas assets and the training of personnel on a worldwide basis. At Petrofac, Mr. Inglis held the position of Chief Executive, Integrated Energy Services and was a member of the Petrofac board of directors. Prior to joining Petrofac in January 2011, Mr. Inglis served BP for 30 years in a number of positions, including most recently as Executive Director on the BP board of directors from 2007 to 2010 and as Executive Vice President and Deputy Chief Executive of exploration and production from 2004 to 2007. Mr. Inglis received a master’s degree in Engineering from Pembroke College, Cambridge University. He is a Chartered Mechanical Engineer, a Fellow of the Institution of Mechanical Engineers and a Fellow of the Royal Academy of Engineering.

Thomas P. Chambers
Senior Vice President and Chief Financial Officer

Age: 62
Mr. Chambers has served as our Senior Vice President and Chief Financial Officer since November 5, 2014. Mr. Chambers joined Kosmos in 2014 after serving as Senior Vice President, Finance at Apache Corporation, an oil and gas exploration and production company with domestic and international operations. Mr. Chambers previously served as Apache Corporation’s Executive Vice President and Chief Financial Officer since November 2010, Vice President—Corporate Planning and Investor Relations since March 2009, Vice President—Corporate Planning since September 2001 and Director of Corporate Planning since March 1995. Prior to joining Apache Corporation, Mr. Chambers was in the international business development group at Pennzoil Exploration and Production, having held a variety of management positions with the BP p.l.c. group of companies from 1981 to 1992. Mr. Chambers is a member of the Society of Petroleum Engineers and is a member of the Board of Trustees of Notre Dame College of Ohio. Mr. Chambers earned a Bachelor of Science degree in chemical engineering from the University of Notre Dame.

Brian F. Maxted
Chief Exploration Officer

Age: 60
Mr. Maxted is one of the founding partners of Kosmos and has been our Chief Exploration Officer since March 2014. From January 2011 to March 2014, Mr. Maxted served as our Chief Executive Officer. Prior to this, he served our predecessor Kosmos Energy Holdings (“KEH”) as Senior Vice President, Exploration from 2003 to 2008 and as Chief Operating Officer from 2008 to 2011. He is currently a Director of Venari Resources LLC and has also served as a Director of Broad Oak Energy from February 2008 through its sale in July 2011. Prior to co-founding Kosmos in 2003, Mr. Maxted was the Senior Vice President of Exploration of Triton Energy Limited prior to its sale to Hess Corporation. Mr. Maxted holds a Master of Organic Geochemistry degree from the University of Newcastle-upon-Tyne and a Bachelor of Science degree in Geology from the University of Sheffield.

Christopher J. Ball
Senior Vice President, Planning and Business Development

Age: 50
Mr. Ball has served as our Senior Vice President, Planning and Business Development since August 2013. Mr. Ball joined Kosmos in July 2013 after serving as Vice President, Business Development for the upstream unit of Mubadala Development Company PJSC, a company based in Abu Dhabi, United Arab Emirates. Previously, he was Senior Vice President of Occidental Development Company and President and General Manager of Occidental Middle East Development Company, where he was responsible for business development activities in the Caspian, the Middle East, and North Africa. During his tenure at Occidental, Mr. Ball led and facilitated numerous successful new business activities including the company’s acquisition of concessions in Angola, Nigeria, and Suriname. He also worked in the commercial and mergers & acquisitions arena at Texaco in Houston, London, and New York and in upstream asset development and management at Amoco Corporation in London. Mr. Ball earned a Bachelor of Science degree in mechanical engineering from Brunel University in London.

Jason E. Doughty
Senior Vice President and General Counsel

Age: 53
Mr. Doughty has served as our General Counsel since September 2011. Mr. Doughty spent more than 11 years with ConocoPhillips in various leadership roles, including serving as Deputy General Counsel, Americas Exploration and Production. During his tenure with ConocoPhillips, he was responsible for the company’s commercial litigation and international arbitration efforts, the Lower 48 and Latin America E&P legal group and the Indonesia legal group. Previously, Mr. Doughty was an attorney with ExxonMobil in Houston and a commercial litigation attorney in private practice in Santa Fe, New Mexico. He earned a Juris Doctor from the University of Houston Law Center, a Master’s degree in Business Administration from the University of Texas at Austin and a Bachelor of Science in Finance from Louisiana Tech University. He is a member of the State Bar of Texas.

Eric J. Haas
Senior Vice President, Production and Development

Age: 55
Mr. Haas has served as our Senior Vice President, Production and Development, since January 2014 and as our Senior Vice President, Production and Technical Services from January 2013 to January 2014. Mr. Haas joined Kosmos in February 2008 to lead a team in the appraisal and development of the Jubilee Field in Ghana. Prior to joining Kosmos, he spent nearly 25 years at Hess Corporation, a global integrated energy company involved in exploring and developing crude oil and natural gas, manufacturing refined petroleum products and marketing and trading refined petroleum products, natural gas and electricity where he held various positions and was responsible for numerous production and development projects in the Gulf of Mexico, Northwest Europe, Russia, North Africa and West Africa. Mr. Haas holds a Bachelor of Science degree in Petroleum Engineering from New Mexico Institute of Mining and Technology.

Paul M. Nobel
Senior Vice President and Chief Accounting Officer

Age: 50
Mr. Nobel has served as our Senior Vice President and Chief Accounting Officer since July 2012. From June 2006 to July 2012, Mr. Nobel held the position of Senior Vice President, Chief Accounting Officer of World Fuel Services Corporation, a multi-billion dollar global fuel logistics company, and also concurrently held multiple other financial leadership positions during that time at World Fuel Services, including Senior Vice President, Finance—EMEA, Senior Vice President, Finance, of the company’s land segment, Senior Vice President, Audit and Business Controls, Senior Vice President—Treasurer and Senior Vice President—Corporate Finance. From July 2005 to June 2006, Mr. Nobel held the position of Senior Vice President, Corporate Finance of World Fuel Services Corporation. He earned a Bachelor of Science degree from Florida State University and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, process and objectives and the elements of our 2017 compensation program for our named executive officers and gives the context for understanding and evaluating the compensation information contained in the tables and related disclosures that follow. The table below sets forth our named executive officers for 2017:

Name	Title
Andrew G. Inglis	Chairman and Chief Executive Officer
Thomas P. Chambers	Senior Vice President and Chief Financial Officer
Brian F. Maxted	Chief Exploration Officer
Christopher J. Ball	Senior Vice President, Planning and Business Development
Jason E. Doughty	Senior Vice President and General Counsel

Executive Summary

Our executive compensation program is designed to attract, motivate and retain highly experienced individuals who are critical to successfully delivering our business plan. In 2017, consistent with our historical practice, we continued to emphasize performance-based compensation by awarding a majority of the compensation for our executives in the form of annual cash bonuses and long-term equity incentive awards, both of which are designed to tie our executives’ pay directly to Company performance.

We believe that our compensation program for 2017 effectively incentivized our executives to lead the Company to achieve the significant exploration and operating successes we experienced over the past year.

We are strategically well-positioned among our competitors (notwithstanding the volatility in worldwide oil prices that continued during 2016 and through much of 2017) in large part due to our strong balance sheet, our balanced portfolio of exploration prospects, production and development assets and the significant experience and expertise of our executive management team.

Going forward, we expect to continue our historical practice of delivering a significant portion of our executives’ overall incentive compensation in the form of long-term equity incentive awards, which we believe are a critical tenet of our pay-for-performance philosophy and align our executives’ interests with those of our shareholders.

The key elements of our executive compensation program for 2017 are set forth below. For additional details on the elements of our executive compensation program, see “—Elements of our Executive Compensation Program” below.

2017 Business Highlights

Below we have highlighted some of our key safety, operating, financial and strategic performance results for 2017 that are focused on positioning the Company successfully for ongoing value creation and that informed our executive compensation decisions for 2017.

Safety

•	Achieved the best safety performance in the Company’s history. Experienced no lost time injuries for the year and achieved a “total recordable incident rate” of 0.64 (48% below our target goal), while executing a complex work program, including performing the deepest ever water depth drill stem test and drilling the seventh deepest water depth well in the history of the industry.

Operational

•	Made the largest hydrocarbon discovery in the world in 2017, finding around 15 trillion cubic feet (Tcf) of gas resource at Yakaar, located offshore Senegal.
•	Achieved 65 percent production growth year-over-year, primarily from our Ghana assets but also including one month of production from our Equatorial Guinea assets.
•	Organically grew reserves, delivering a net reserve replacement ratio of over 200 percent, representing our fifth consecutive year of better than 100 percent reserve replacement.
•	Closed the immediately accretive acquisition of Hess Corporation’s interest in the Ceiba Field and Okume Complex assets offshore Equatorial Guinea on a 50/50 basis with Trident Energy on November 28, 2017 and successfully transitioned operations from Hess (the “E.G. Transaction”). This acquisition diversifies the Company’s production base and provides potential exploration upside as a result of securing access to the surrounding exploration Blocks S, W and EG-21. The acquisition has an expected payback of less than two years.

•	Attained strong performance in Equatorial Guinea during December, with no lost time or recordable incidents and production averaging 45 thousand barrels of oil per day (MBopd) versus 40 MBopd originally projected.
•	Continued our partnership with BP to efficiently explore and develop our current and potential future Mauritania and Senegal discoveries (which we refer to as the “BP Transaction”). The BP Transaction continued to better enable us to deliver on the development of the Greater Tortue gas project, upon which significant progress has been made with the governments of Mauritania and Senegal on the Intergovernmental Cooperation Agreement (“ICA”) (subsequently signed on February 9, 2018), and also allowed us to accelerate the second phase of exploration in these two countries.

Financial

•	Delivered strong year-end production performance, with 2017 free cash flow of approximately $320 million versus target of $250 million (pre-E.G. Transaction).
•	Made significant progress on reserve-based lending facility (“RBL”) refinancing on materially enhanced terms, reaching a commitment goal of $1.5 billion after engaging with only the first 10 (lead) banks of the 20 bank syndicate.

Strategic

•	Established Kosmos-BP exploration alliance, which leverages the strengths of both companies.
•	Utilized industry downturn to countercyclically enhance and grow our exploration portfolio, including through the Kosmos-BP exploration alliance, with approximately 36,000 square kilometers of new acreage added in Equatorial Guinea, Cote D’Ivoire and Mauritania.

In our effort to increase long-term value for our shareholders, we intend to continue our business strategy which focuses on achieving four key objectives: (1) maximize the value of our Ghana and Equatorial Guinea assets; (2) develop our discovered resources offshore Mauritania and Senegal; (3) increase value further through a high-impact exploration program designed to unlock new petroleum systems; and (4) maintain a strong balance sheet to enable strategy execution. We are committed to strengthening our performance-driven, team-based culture and attracting and retaining top talent that is focused on optimizing shareholder value. We believe that our compensation philosophy and approach will continue to retain and motivate our executives to position us for future growth and success in both the short and long term.

2017 Key Compensation Decisions

We believe our executive compensation program provides effective incentives to our named executive officers to lead the Company to achieve industry-leading strategic and operational performance and to position the Company for future growth and success in spite of the challenging current external environment.

With the help of its external compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), our Compensation Committee carefully considered the relevant external and internal economic and business factors affecting named executive officer pay for 2017.

Recognizing the evolution of the Company and taking into account the current state of the oil and gas industry, as well as the competitive market for talented executives, our Compensation Committee took a measured approach to our executive compensation program in 2017, focusing on supporting the Company’s strategic objectives and further aligning our named executive officer’s long-term interests with those of our shareholders, as described below.

After a comprehensive review and evaluation of our executive compensation program, we made the following key executive compensation decisions for 2017:

•	Base Salaries: In early 2017, the Compensation Committee reviewed the base salaries paid to each of our named executive officers and determined that their base salaries were competitive with those paid for similar positions at companies in our peer group, and as such, our named executive officers’ base salaries were not increased in 2017.
•	Annual Cash Bonuses: Following the end of the 2017 performance year, based on the Company’s strong achievement of KPIs and significant operational and exploration successes (including the E.G. Transaction), we awarded 2017 annual cash bonuses to our named executive officers above the target performance levels. See “—Analysis of 2017 Executive Compensation Decisions—Annual Cash Bonus” below for more details.
•	Annual Equity Awards: In 2017, consistent with the Compensation Committee’s pay for performance philosophy, we granted approximately 60% of our named executive officers’ equity incentive awards in the form of performance awards, with approximately the remaining 40% granted in the form of service awards. The 2017 annual performance awards are scheduled to vest based on the Company’s achievement of a specified relative total shareholder return (“TSR”) goal, which further links our named executive officers’ interests with those of our shareholders. See “—Analysis of 2017 Executive Compensation Decisions—Equity Incentive Awards” below.
•	Compensation Clawback Policy: The Compensation Committee approved a recoupment (or “clawback”) policy permitting the Committee to recoup certain executive compensation in the event of a material financial restatement or certain acts of misconduct (as described in more detail in “—Recoupment Policy” below).
•	Share Ownership Guidelines: The Compensation Committee approved robust share ownership guidelines requiring our executive officers and directors to maintain significant ownership in our common shares (as described in more detail in “—Share Ownership Guidelines” below).
•	Deferred Compensation Plan: The Compensation Committee approved a non-qualified deferred compensation plan pursuant to which the members of our senior management team may defer base and cash bonus compensation on a pre-tax basis, with the Company providing a matching contribution on the first 8% deferred by each executive, which such matching contributions vest after three years of service.

We believe that the compensation clawback policy and the share ownership guidelines will further align the interests of our executives and our shareholders and ensure that our executives are exposed to the same downside risk and upside potential as our shareholders. In addition, we believe that the deferred compensation plan provides another tool for us to attract and retain talented executives.

Compensation Philosophy

Compensation Objectives

Our executive compensation program is designed to:

•	attract, retain and motivate talented and experienced executives in the highly competitive oil and gas industry;
•	reward individual and corporate performance;
•	align the interests of our executives and shareholders by providing a substantial portion of the executives’ compensation in the form of long-term equity-based awards granted under our Long Term Incentive Plan (“LTIP”); and
•	motivate and reward our executives to manage our business to meet our long-term objectives, and create and increase shareholder value.

Compensation Practices

We follow sound compensation practices to support our compensation objectives and align our executive compensation program with the interests of our shareholders.

What We Do	What We Don’t Do
✔   Pay-for-Performance—we align pay and performance
      by awarding a majority of the compensation paid to our
      executives in the form of “at-risk” performance-based
      compensation linked to Company and individual
      performance. For 2017, variable compensation comprised
      approximately 78% of the total compensation paid to our
      Chief Executive Officer and, on average, 77% of the total
      compensation paid to our other named executive officers

✔   Balanced Short-Term and Long-Term
      Compensation—we grant compensation to our
      executives that discourages short-term risk taking at the
      expense of long-term results

✔   Independent Compensation Consultant—our
      Compensation Committee engages an independent
      compensation consultant

✔   Share Ownership Guidelines—our executive officers
      are subject to robust share ownership guidelines, further
      aligning their interests with our shareholders

✔   Clawback Policy—we maintain a compensation
      recoupment policy applicable to our executive officers

✔   Risk Mitigation—we have strong risk and control
      policies, we take risk management into account in making
      executive compensation decisions, and we perform an
      annual risk assessment of our executive compensation
      programs

✘   No Excise Tax Gross-Ups—we do not provide our
      executives with gross-ups for the excise tax that would be imposed on the executives under Section 4999 of the
      Internal Revenue Code, if they received “excess”
      payments and benefits in connection with a change in
      control

✘   No Special Executive Defined Benefit Retirement
      Programs—we do not provide special executive defined
      benefit retirement programs

✘   No Excessive Perquisites—consistent with our pay-for-
      performance philosophy, we do not provide our executives
      with excessive perquisites

✘   No Guaranteed Payouts—we do not grant cash or equity
      incentive compensation with guaranteed payouts

✘   No Hedging Shares—we do not permit our employees,
      including our named executive officers, to engage in
      hedging transactions in the Company’s securities, unless
      our General Counsel provides prior written authorization

Elements of Our Executive Compensation Program

Since our inception, our executive compensation program has consisted primarily of base salaries, annual cash bonuses and long-term equity incentive awards. For each of these elements, we take into account the practices of our industry peers. We expect that these will remain the principal elements of our executive compensation program going forward—although the relative proportions of each element, and the specific plan and award designs, will continue to evolve to support the strategy of the Company. Each element of our 2017 executive compensation program is described in more detail as follows:

Element		Objective and Basis
Variable Compensation	Equity incentive awards	•	Link interests of executive officers and shareholders, as ultimate value realized depends on share price performance over the long term.

		•	Performance-vesting awards require comparable or superior share performance relative to industry peers.

		•	Encourage retention due to the multi-year service condition.

	Annual cash bonus	•	Motivate and reward Company and individual performance for the year.

•
Bonus amounts payable to our named executive officers are based on the Compensation Committee’s quantitative and qualitative assessment of the achievement of “key performance indicators”, general Company performance and individual performance goals.

Fixed Compensation	Base salary	•	Competitive for each role, taking into account experience and level of responsibility in companies of similar size, complexity and stage of development.

		•	A basic fixed component, which comprises a relatively modest portion of overall compensation.

Employee Benefits	Retirement Plans	•	We do not provide any supplemental executive defined benefit retirement plans.

•
Our executive officers are eligible to participate in our 401(k) plan on the same basis as our employees generally. In addition, members of our senior leadership team (including all of our named executive officers) are eligible to participate in a voluntary nonqualified deferred compensation program pursuant to which the Company matches the first 8% of compensation deferred by the executive.

	Health and Welfare Benefits	•
Our named executive officers (along with other employees at the level of Vice President and above) are entitled to the same health and welfare benefits during employment that are offered to U.S.-based employees generally, except that they are also entitled to executive long-term care, executive supplemental disability income insurance, up to $5,000 reimbursement for financial planning services and payment of premiums for executive life insurance. Our Senior Vice Presidents and above (which includes our named executive officers) are also entitled to annual executive physicals.

Base salaries represent a relatively modest percentage of total compensation. Our executives have the opportunity to earn a significant portion of their compensation in the form of annual cash bonuses and long-term equity incentive awards. We refer to the cash bonus and long-term equity incentive awards collectively as variable compensation. The portion of each compensation element as a percentage of total compensation paid in 2017 to our CEO and the average of such compensation paid to our other named executive officers was as follows:

Executive Compensation Procedures

Role of the Compensation Committee

Our Compensation Committee is responsible for the approval, evaluation and oversight of our executive officer compensation and equity incentive compensation plans, policies and programs. Compensation Committee members discuss compensation matters with each other outside regularly scheduled meetings. The Compensation Committee may delegate its authority to subcommittees or the Chair of the Compensation Committee when it deems it appropriate and in the best interests of the Company. The Compensation Committee may also delegate to one or more officers of the Company the authority to make equity grants to employees other than our executive officers under the LTIP. As Chair of the Compensation Committee, Mr. Ogunlesi reports to the full Board regarding compensation matters.

The Compensation Committee meets outside the presence of our Chief Executive Officer and our other named executive officers to consider the appropriate compensation for our Chief Executive Officer. The Compensation Committee analyzes the performance of our Chief Executive Officer and determines his base salary, any annual cash bonus and any grant of equity-based awards. For all other named executive officers, the Compensation Committee meets outside the presence of the named executive officers, except our Chief Executive Officer. Our Chief Executive Officer reviews the performance of each named executive officer (other than himself) with the Compensation Committee and makes recommendations to the Compensation Committee on the appropriate base salary, any annual bonus and any grant of equity-based awards. Our Chief Executive Officer has no role in the decision-making process for determining his compensation. For more on the Compensation Committee’s responsibilities, see “Board of Directors, Board Meetings and Committees—Committees of the Board of Directors—Compensation Committee” above.

Role of Compensation Consultant

Since our IPO, the Compensation Committee has engaged Meridian to provide independent advice on executive compensation trends and issues, compensation practices within the oil and gas industry, and the design and structure of our executive compensation programs. Meridian has also provided similar information and input regarding outside director compensation.

Meridian reports directly and exclusively to the Compensation Committee, and at the Compensation Committee’s direction Meridian works with management to review or prepare materials for the Compensation Committee’s consideration. Meridian did not provide any other services to the Company or our management in 2017. Meridian participated in several conversations with the Compensation

Committee and Committee Chair in 2017 and early 2018 and developed materials for the Compensation Committee’s consideration at meetings.

Meridian provided current information on industry compensation trends and practices and their application to Kosmos for the Company and the Compensation Committee to consider regarding compensation levels and incentive compensation design. Meridian updated the Compensation Committee on recent executive compensation trends in the oil and gas exploration and production industry as context for the Compensation Committee’s annual compensation review.

For 2017, Meridian provided the Compensation Committee with information necessary for an evaluation of its independence in accordance with Section 10C-1 of the Exchange Act to determine whether a potential conflict of interest might arise in connection with advising the Compensation Committee. After reviewing the information provided, the Compensation Committee concluded that the advice provided by Meridian is independent and no conflicts or potential conflicts of interest exist.

Compensation Benchmarking

The Compensation Committee occasionally uses industry peer compensation data as a reference for pay levels and practices and considers such data relevant to, but not determinative of, its consideration of overall executive compensation matters.

In 2017, Meridian referenced compensation data collected in its proprietary industry survey of 40 North American exploration and production companies, and policies and practices researched across the industry in general. For a list of the surveyed companies, see Annex A to this Proxy Statement.

The Compensation Committee has noted that surveyed industry companies vary in size and scope, operate in different geological basins and generally have less focus on deepwater exploration than does Kosmos. In general, Kosmos competes with these companies for talent, and the Committee believes that they are currently appropriate for executive compensation comparison. When considering executive compensation decisions, the Committee takes into consideration the differences and similarities between Kosmos and any data from the surveyed companies.

Advisory Vote to Approve Named Executive Officer Compensation

At our 2017 annual general meeting of shareholders, approximately 99% of votes cast, on an advisory basis, were in favor of our named executive officer compensation. As such, the Compensation Committee believes that our shareholders are largely satisfied with our existing named executive officer compensation program. Based on this result and our ongoing review of our compensation policies and decisions, we believe that our existing compensation program effectively aligns the interests of our named executive officers with shareholder interests and our long-term goals.

Nevertheless, we continually consider ways to modify our executive compensation program to strengthen this alignment of interests. As discussed above, in early 2017, the Compensation Committee approved a “clawback” recoupment policy and robust share ownership requirements for executive officers and directors.

Our shareholders will have an opportunity again this year to vote, on an advisory basis, on our named executive officer compensation. The Compensation Committee will carefully consider the results of this year’s shareholder vote, along with all shareholder views on our compensation programs that are communicated to us, when making future compensation decisions for our named executive officers. In addition, at our 2018 annual general meeting, our shareholders will have the opportunity to vote on an advisory basis on the frequency of the advisory vote on our named executive officer compensation.

Analysis of 2017 Executive Compensation Decisions

Equity Incentive Awards

Equity Compensation Overview

Our equity compensation program is designed to align our executives’ interests with those of our shareholders by motivating our executives to contribute significantly to our success and to create long-term shareholder value. We believe that a performance-driven, team-based culture is crucial to our future success. Therefore, we grant equity awards to all of our U.S.-based employees to align their interests with those of our shareholders and to expose them to the same upside and downside risks as our shareholders.

We have historically granted equity awards under our LTIP in the form of service-vesting restricted shares or units (which we refer to as “service awards”) and performance-vesting restricted shares or units (which we refer to as “performance awards”). We believe that these equity awards incentivize our employees to work toward our continued success, and motivate their retention with the Company. The awards align the interests of our employees with those of our shareholders, as the ultimate value received depends on the share price on the vesting date and, in the case of the performance awards, the level of attainment of the specified relative TSR goal. In addition, while grants of service awards do not have explicit performance-

vesting conditions, due to the nature of the risks of the industry in which we operate, the ultimate value realized from service awards depends significantly on our future operating performance.

We typically grant equity awards as part of our annual and new hire equity grant process. Our Compensation Committee grants annual equity awards in January of each year, which enables our Compensation Committee to make comprehensive compensation decisions for our executives after the end of each year (contemporaneous with decisions regarding the payment of annual bonuses and any base salary adjustments).

All of the outstanding equity awards held by our named executive officers are subject to our compensation clawback policy (discussed in more detail in “—Recoupment Policy” below).

2017 Annual Equity Awards

In 2017, we granted annual equity awards to our named executive officers, with approximately 60% of such annual equity awards granted in the form of performance awards and approximately 40% granted in the form of service awards.

The annual service awards granted to our named executive officers in 2017 vest one-third each year over three years based on continued service. Vesting of the performance awards granted in 2017 requires attainment of both a service and a performance condition. The service condition is attained one-third each year over three years, and the performance condition is attained after three years based on a specified relative TSR performance goal. The attainment of the performance condition will be determined on the last day of the three-year performance period (as specified below) based on our TSR as compared to the TSR of a specified group of industry “performance peer” companies (listed below). TSR will be calculated as the percentage by which the average closing price of a share of Kosmos or a share of a peer company on each of the 30 trading days ending on the last day of the performance period is more or less than the average closing price of the share on each of the 30 trading days ending on the first day of the performance period, plus the amount of any dividends or distributions that are declared during the performance period.

The performance condition for the performance awards granted to our named executive officers in 2017 will be attained based on the percentile ranking of our TSR relative to the TSR of each of the peer companies during the performance period commencing January 3, 2017 and ending January 3, 2020, as follows:

TSR Ranking	Attainment of Performance Condition
75th percentile and above	200%
50th percentile (target)	100%
25th percentile	25%
Below 25th percentile	0%

The percentage of the performance condition attained will be interpolated for performance between the percentiles shown above. To the extent that the performance condition is attained above the target performance level, our Compensation Committee, in its sole discretion, may provide for settlement of any such above-target portion of the performance awards in cash in lieu of shares. This discretion to settle the performance awards in cash is intended to provide our Compensation Committee flexibility to preserve shares under the LTIP for future new hire and annual equity awards and to reduce dilution to shareholders.

The nine industry performance peer companies for performance awards granted to our named executive officers in 2017 are listed below. If a peer company is no longer publicly traded on the last day of the performance period, it will be removed from the group of performance peers and will not be replaced. These companies were selected because they are the oil and gas exploration and production companies most like Kosmos in terms of geographic reach and/or development stage.

Africa Oil Corp.	Noble Energy, Inc.
Anadarko Petroleum Corp.	Ophir Energy plc
Cairn Energy plc	Premier Oil plc
Genel Energy plc	Tullow Oil plc
Lundin Petroleum AB

To receive any payout under the service and performance awards, our named executive officers and other employees generally must remain employed with us through the vesting date and, in the case of performance awards, the TSR performance condition must be satisfied. However, the awards are subject to accelerated vesting under specified circumstances (see “2017 Compensation—Potential Payments Upon Termination or Change in Control” below). Historically, the service and performance awards granted to our executives generally provided for accelerated vesting on the first anniversary of a

“change in control” of Kosmos (if earlier than the regularly scheduled vesting date). However, commencing with the service and performance awards granted in 2015 to our executives (other than Mr. Inglis), the vesting of the service and performance awards will only accelerate in connection with a change in control if a qualifying termination of employment occurs on or within one year after the change in control. We believe this practice further aligns our equity compensation program with the interests of our shareholders.

For details on the outstanding equity awards granted to our named executive officers in 2017 and prior years, including the numbers of shares, dollar values, vesting schedules and acceleration and forfeiture provisions, see the tables and narrative under “2017 CompensationTables ” below.

Annual Cash Bonuses

Annual cash bonuses approved by the Compensation Committee for our named executive officers for 2017 were based on Company and individual performance. In early 2017, the Board of Directors, in consultation with our Chief Executive Officer, established “key performance indicators” (which we refer to as “KPIs”) for 2017 that are derived from our strategic and business growth plan and demonstrate year-over-year improvement. The Board of Directors also approved the bonus opportunities for our named executive officers. The bonus range for each named executive officer was 0% - 200% of his target bonus opportunity.

The base bonus pool for each performance year (which we refer to as the “Base Bonus Pool”) is determined with reference to the aggregate target bonus of all bonus eligible employees. The actual bonus pool available for bonus payments with respect to all employees of the Company for the applicable performance year (which we refer to as the “Actual Bonus Pool”) ranges between 80% - 120% of the Base Bonus Pool, as determined by our Compensation

Committee based on its quantitative and qualitative assessment of the level of achievement of the KPIs and overall Company financial and operating performance. Actual individual bonus amounts payable to our named executive officers were then determined based on the Compensation Committee’s review and assessment of the individual performance (taking into account our Chief Executive Officer’s assessment of individual performance of each executive, other than himself). The actual aggregate amount of cash bonuses paid to all of our employees, including our named executive officers, for any performance year cannot exceed the Actual Bonus Pool approved by our Compensation Committee for such year.

In December 2017 and January 2018, the Compensation Committee reviewed a comprehensive report prepared by management summarizing the Company’s performance against the pre-established 2017 KPIs and the Company’s strategic, financial, exploration, development and production performance.

The KPIs for the 2017 performance year, as well as the Compensation Committee’s certification of achievement of the performance goals, are set forth in the table below.

2017 Key Performance Indicators
KPI		Level of Achievement	Commentary
Deliver Operational Milestones
Exploration
Acquire and initiate processing of 3D seismic data in São Tomé and Príncipe and progress processing in Suriname to geologically mature up to two exploration well locations to drill-ready status for 2018
Achieved
Acquired and initiated processing of the largest proprietary, 3D, deepwater seismic survey in the Company’s history and industry-wide in 2017 in São Tomé and Príncipe at the lowest cost per unit since Kosmos’ inception and progressed processing in Suriname, which matured at least two exploration well locations to drill-ready status for 2018

Ghana	Deliver Jubilee net cash flow of $350 million	Exceeded	Delivered $475 million of net cash flow from Ghana, including approximately $400 million from Jubilee
	Implement Jubilee FPSO permanent spread mooring solution at current heading (with future CALM buoy) minimizing shutdown period	Achieved
Jubilee FPSO spread mooring solution implemented at current heading with a final plan of work agreed with Operator and other JV partners to stabilize turret bearing in 2018 and rotate FPSO around the end of 2018

	Obtain governmental approval for Greater Jubilee Full Field Development	Achieved	The Plan of Development for the Greater Jubilee Full Field Development approved on October 23, 2017 by the Minister of Energy of Ghana
Mauritania/ Senegal	Close Senegal farm-out transaction and complete Mauritania transition to BP and Senegal transition to Kosmos BP Senegal	Achieved	The Senegal farm-out transaction was closed and the transition of operatorship to BP in Senegal and Mauritania was completed
	Spud three exploration wells in Mauritania and Senegal and discover 500 million barrels of liquids gross	Not Achieved	Kosmos spud four exploration wells in Mauritania and Senegal in 2017, including the largest hydrocarbon discovery in the world in 2017 at Yakaar, but did not make a standalone liquids discovery
	Mature two prospects to geological drill – ready status for 2018	Achieved	We matured two prospects to a geologically drill-ready status for 2018
	Demonstrate Tortue is an economically viable project positioned to achieve a mid-2018 Final Investment Decision (FID) and first gas by 2021	Achieved	We successfully completed the drill stem test to confirm that the Tortue field is an economically viable project that is positioned to achieve a 2018 FID and first gas by 2021
	Deliver the Greater Tortue ICA and Unit Agreements	Achieved
At the end of 2017 the ICA had been agreed by both National Oil Companies and Ministries of Energy and was in the formal process of receiving final government approval, which was achieved in February 2018

Cost Management
Net cash General and Administrative (G&A) expense of $53 million	Exceeded
Our focus on net cash G&A management, combined with credits received from the Operator of our Ghana assets, resulted in a net cash G&A of approximately $28 million, a 45% reduction against the 2017 target

Project Capital Expenditure (CapEx) of no more than $135 million	Exceeded	We rigorously managed CapEx to $57 million
Grow Organizational Capability
Utilize Personal Development Plans to progress leadership succession planning and ensure the organizational capability to execute our long-term strategy	Achieved
We utilized personal development plans in succession planning efforts in 2017. As our business footprint has expanded we have afforded key leaders with new development opportunities to prepare them for future senior leadership roles at Kosmos

Demonstrate improvement to the effectiveness of the organization (as measured through the annual work force employee survey)	Achieved	The 2017 employee survey highlighted 10% improvement in the effectiveness of the organization versus the 2016 survey
Maintain Long-Term Financial Liquidity
Maintain long-term financial strength through continuing a disciplined hedging program, maximizing Reserve Based Lending (RBL) capacity and maintaining at least $500 million in prospective liquidity	Exceeded	Maintained long-term financial strength with liquidity at the end of 2017 of $1.1 billion and continued a disciplined hedging program by hedging approximately 17 million barrels in 2017
Enhance License to Operate
Zero anticorruption violations	Achieved	Continued to meet anticorruption compliance requirements via proactive diligence and training, and constant compliance vigilance
Deliver Health, Safety and Environment (HSE) performance targets, including, for example:
   •   Total Recordable Incident Rate (TRIR);
   •   Lost Time Incident (LTI) Rate;
   •   Implementation of corporate HSE
        objectives; and
   •   HSE full operational readiness
Exceeded
All HSE performance targets were exceeded. We achieved our best ever safety performance (LTI/TRIR) while conducting the most complex operated activity set in the history of the Company (drilled three wells, performed world’s deepest water depth drill stem test, and conducted approximately 25% of the global industry seismic shot in 2017)

Advance existing external affairs initiatives to further projects in Mauritania, Senegal, and Ghana	Achieved	Consistent and transparent engagement with our various host governments yielded improved relationships and a better recognition of the Kosmos brand
Build Portfolio
Capture at least one independent petroleum system test to replenish the drilled-out prospect inventory	Exceeded
We had a successful year in building our exploration portfolio, including:
   •   Blocks S, W and EG-21 captured
        offshore Equatorial Guinea
   •   Blocks CI-62, CI-603, CI-707,
        CI-708 and CI-526 captured
        offshore Côte d’Ivoire
   •   Progressed the capture of Blocks 10
        and 13 in São Tomé and Príncipe,
        which were signed on March 9,
        2018

In determining the Actual Bonus Pool for the 2017 performance year, the Compensation Committee considered the Company’s financial, organizational, operating and strategic performance, with particular emphasis placed on operational and cost performance. A key driving factor in determining the Actual Bonus Pool for 2017 was the successful completion of the E.G. Transaction, not anticipated in the 2017 KPIs, which was immediately accretive and provided near term growth and diversification of production.  As  a result, the Committee approved the Actual Bonus Pool for 2017 at 110% of the Base Bonus Pool.

In determining the individual bonus award for each of our named executive officers for 2017 payable from the 2017 Actual Bonus Pool, the Compensation Committee considered each executive’s individual contributions, including financial performance, operating performance, significant strategic initiatives, organizational leadership and investor and Board relations.

The following table summarizes the most significant achievements for each named executive officer in 2017 that were taken into account by the Compensation Committee in determining his bonus amount:

Name	2017 Key Achievements
Mr. Inglis	•
Achieved the Company’s best ever safety performance and worked closely with the Company’s senior leaders to foster a culture focused on HSE best practices, efficient operations, preservation of capital and balance sheet strength

	•	Led the Company and its Senior Leadership Team to ensure proper oversight and delivery of the Company’s KPIs

	•	Established Kosmos-BP exploration alliance, which leverages the strengths of both companies to grow a high quality exploration portfolio

	•	Oversaw the E.G. Transaction and diligently worked with Hess, Trident Energy, and key stakeholders in Equatorial Guinea to ensure the completion and approval of the transaction

•
Provided personal oversight and direction concerning efforts to remediate the Jubilee FPSO turret bearing failure that required working closely with various stakeholders, including the Unit Operator, other Jubilee JV partners, the Government of Ghana, as well as our insurers

	•	Enhanced the Company’s brand name and reputation with stakeholders enabling the Company to advance its strategic efforts

•
Enhanced the effectiveness of the Board governance processes and worked with the Board to ensure best practices at the board level to include clear communication and proper alignment on strategic Board issues

Mr. Chambers	•	Maintained strong personal leadership of the turret bearing insurance program, effectively mitigating the loss of production revenue and repair costs through insurance reimbursement

	•	Enhanced effective forecasting and management of CapEx and G&A expenses to exceed stretch targets

	•	Maintained financial liquidity through managing a borrowing base redetermination, a refinancing of the reserve based lending facility and a robust hedging program

	•	Led the Company’s successful listing on the London Stock Exchange

Name	2017 Key Achievements
Mr. Maxted	•	Completed the drill stem test (“DST”) of the Tortue-1 well, demonstrating that the Tortue field is a world-class resource and confirming key development parameters

	•	Spud four exploration wells in Mauritania and Senegal in 2017, including the largest global hydrocarbon discovery of the year with the Yakaar-1 well

•
Completed second phase of exploration drilling in Mauritania and Senegal, which discovered a gross potential natural gas resource of approximately 40 trillion cubic feet and derisked over 40 trillion cubic feet of natural gas

	•	Completed 3D seismic surveys in Mauritania, Morocco, as well as São Tomé and Príncipe

	•	Matured at least two world class oil prospects in Suriname for drilling in 2018

Mr. Ball	•	Led the E.G. Transaction with great rigor in the management of the relationships with the Government of Equatorial Guinea, Trident Energy, and Hess

	•	Ensured the underlying processes of the Long Range Plan, Enterprise Risk Management and deal identification/evaluation were delivered to strengthen strategic execution

	•	Led the integrated program for the development of Greater Tortue and managed relationships with BP including advancing Front-End Engineering Design and the LNG marketing plan

Mr. Doughty	•	Played key role in negotiating and documenting the EG Transaction and the acquisition of three new petroleum contracts in Equatorial Guinea

	•	Further strengthened corporate processes to ensure zero anticorruption violations through driving a robust compliance program

	•	Ensured compliance with all public company reporting requirements in the United States and the United Kingdom, which were handled efficiently and effectively

The table below sets forth our named executive officers’ target and maximum bonus opportunities for 2017, along with the actual amounts of the bonuses that they received for 2017 based on the achievement of the KPIs and Company and individual performance factors described above:

Name	Target Bonus Opportunity (as % of Base Salary)	Target Bonus Opportunity ($)	Maximum Bonus Opportunity ($)(1)	Actual 2017 Bonus ($)
Andrew G. Inglis	100%	950,000	1,900,000	1,662,500
Thomas P. Chambers	100%	569,000	1,138,000	853,500
Brian F. Maxted	100%	676,194	1,352,388	845,243
Christopher J. Ball	75%	386,048	772,096	772,096
Jason E. Doughty	75%	323,408	646,815	646,815
(1)	The amounts in this column represent 200% of each named executive officer’s target bonus opportunity.

Base Salary

Base salary is the sole fixed component of our executive compensation program and represents a relatively modest portion of our named executive officers’ total compensation package, offering them a measure of certainty and predictability. We generally review salary ranges and individual salaries for our named executive officers annually. We establish the base salary for each named executive officer based on our review of pay levels across industry peers and business requirements for certain skills, individual experience and contributions and the roles and responsibilities of the executive. We believe competitive base salaries are necessary to attract and retain an executive management team with the appropriate abilities and experience required to lead us and execute our strategy.

Our named executive officer salaries are intended to be competitive with those of our industry peers. We do not have a prescribed policy or broadly applied guideline for how salaries should compare to external survey data. Base salaries are subject to change if, among other reasons, the executive’s experience or responsibilities change materially or there are changes in the competitive market environment.

In early 2017, the Compensation Committee reviewed the base salaries paid to each of our named executive officers. The Compensation Committee deemed the base salaries to be competitive with those paid for similar positions at companies in our peer group, and as such, in early 2017, the Compensation Committee did not approve any increase in the base salaries of our named executive officers.

As indicated in the table below, our named executive officers base salaries did not receive a salary increase in 2017, which reflects the Compensation Committee’s pay for performance philosophy and its intention to award a majority of the compensation paid to our executives in the form of “at-risk” performance-based compensation linked to Company and individual performance.

Name	2016 Base Salary Rate ($)	2017 Base Salary Rate ($)
Andrew G. Inglis	950,000	950,000
Thomas P. Chambers	569,000	569,000
Brian F. Maxted	676,194	676,194
Christopher J. Ball	514,731	514,731
Jason E. Doughty	431,210	431,210

Benefits and Perquisites

Our named executive officers are entitled to the same health and welfare benefits as our employees generally, including medical, prescription drug, dental and vision insurance, and are also entitled to annual executive physicals, financial and tax planning services, relocation benefits and payments of premiums for supplemental health and welfare benefits. Our named executive officers are eligible to participate in our tax-qualified 401(k) plan on the same basis as our employees generally and are not entitled to any supplemental executive retirement benefits. Under the 401(k) plan, the Company matches 100% of an employee’s elective deferrals up to a specified percentage of eligible compensation (8% in 2017), subject to applicable limitations under the Internal Revenue Code. In addition, members of our senior management team may also defer base and cash bonus compensation on a pre-tax basis under our deferred compensation plan, with the Company providing a matching contribution equal to 8% of the amount deferred by each executive.

For details and the amounts of such benefits, see the “All Other Compensation” column of the 2017 Summary Compensation Table and the accompanying footnotes below.

Termination and Change in Control Benefits

•	Equity Awards: The vesting of the equity awards held by our named executive officers accelerates in connection with specified terminations of employment or a change in control. See “2017 Compensation Tables—Potential Payments Upon Termination or Change in Control” below.
•	Offer Letters: The offer letter agreements we have entered into with each of our named executive officers (other than Mr. Maxted) provide for specified termination payments and benefits. See “2017 Compensation Tables—Potential Payments Upon Termination or Change in Control—Offer Letters” below.

•	Severance Policy: We maintain a change in control severance policy that is designed to encourage continuity of management and other employees after a “change in control” (as defined in the LTIP). The policy provides severance benefits to regular full-time U.S. employees whose employment is terminated in connection with a change in control. Our named executive officers are not covered by any severance policy or program for terminations that occur other than in connection with a change in control. For more information on our change in control severance policy, see “2017 Compensation Tables— Potential Payments Upon Termination of Change in Control—Severance Policy” below.

Recoupment Policy

Under our clawback policy adopted by the Compensation Committee in January 2017, in the event the Company is required to restate its financial results in order to correct a material error, our Compensation Committee may recoup, on a pre-tax basis, certain incentive-based compensation from our executive officers to the extent the amount of such compensation actually paid to the executive exceeds the amount that would have been paid if calculated based on the financial restatement. In addition, in the event an executive officer engages in certain specified acts of misconduct, the Compensation Committee may recoup, on a pre-tax basis, certain incentive-based compensation and other compensation (including service-vesting equity awards and discretionary cash bonuses) that was paid to such executive within three years prior to the date of such misconduct (or, if later, the date the Compensation Committee discovers such misconduct).

The Compensation Committee reviews this policy from time to time, and the Committee will review it following the SEC’s adoption of a final rule under the Dodd-Frank Act regarding incentive-based compensation recoupment.

Share Ownership Guidelines

We have long believed that our executive officers and directors should have a substantial stake in the Company to align their interests with those of the shareholders. Therefore, the Compensation Committee has historically made equity awards a substantial component of our executive and director compensation programs. In addition, in early 2017, the Compensation Committee established share ownership guidelines for our executive officers and directors to ensure that they face the same downside risk and upside potential as our shareholders.

Under our share ownership guidelines, each of our executive officers is required to own, within five years following his hire or promotion date (or, if later, by January 1, 2022), common shares of the Company having an aggregate value at least equal to the multiple of his annual base salary, as follows:

Position	Multiple of Annual Base Salary
Chief Executive Officer	6x
Other Executive Officers	3x

In addition, each of our directors is required to own, within five years following his first election/appointment to our Board (or, if later, by January 1, 2022), common shares of the Company having an aggregate value at least equal to five times the value of the annual cash board retainer that such director receives for his service on our Board. Until such time as the director has satisfied his minimum ownership requirements, the director is required to retain 100% of the “net shares” received from the settlement of all equity-based awards (i.e., those shares that remain outstanding after the payment of taxes at an assumed 40% tax rate).

Shares owned directly or indirectly (including shares received upon settlement of an equity award) and time-based vesting restricted shares and share-settled RSUs are counted for purposes of satisfying our share ownership guidelines. However, shares underlying restricted shares or RSUs that are subject to performance-based vesting conditions that have not yet been satisfied will not be counted for purposes of satisfying the ownership guidelines.

Policy Prohibiting Hedging Transactions

Our Insider Trading Policy prohibits our employees, including our named executive officers, from engaging in speculative transactions in the Company’s securities, including short sales and, unless our General Counsel provides prior written authorization, publicly traded options and margin accounts.

During the past five years, none of our named executive officers have engaged in any such hedging transactions with respect to any Company securities.

Compensation Risk Assessment

Our management team has reviewed our compensation policies and practices for all of our employees with our Compensation Committee. We believe that the following factors mitigate any potential risks: balanced pay mix; diversified performance metrics; emphasis on long-term equity incentive compensation tied to service and performance conditions; the overall amount of compensation and internal control and oversight by the Compensation Committee and our Board.

The Compensation Committee has determined, based on this review, that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Tax and Accounting Considerations

The Compensation Committee takes into consideration the accounting and tax implications of our compensation and benefit programs, including with respect to the federal income tax deductibility of compensation under Section 162(m) of the Internal Revenue Code (the “Code”).

Section 162(m) generally limits the federal income tax deductibility of annual compensation paid by public companies to certain executive officers to $1 million. Prior to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), Section 162(m) provided an exemption from this limitation for “qualified performance-based compensation.”

However, the TCJA repealed the “qualified performance-based compensation” exemption,

effective for taxable years beginning after December 31, 2017. The TCJA provides transition relief for certain contractual arrangements in place as of November 2, 2017; however, the scope of this transition relief is uncertain, and in the absence of any rulemaking at this time, the full impact of the TCJA’s changes to Section 162(m) on our executive compensation program is not yet known.

In the exercise of its business judgment, and in accordance with its compensation philosophy, the Compensation Committee continues to have the flexibility to award compensation that is not deductible under Section 162(m) if it determines such award is in our shareholders’ best interests.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the CD&A with our management. Based on this review and discussion, the Compensation Committee recommended to the Board that the CD&A be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Respectfully submitted by the Compensation Committee of the Board,

Adebayo (“Bayo”) O. Ogunlesi, Chair
David Krieger
David Foley

2017 Compensation Tables

The following tables contain information about the compensation we provided for 2017, 2016 and 2015 to our 2017 named executive officers.

2017 Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Non-Equity Incentive Compensation ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Andrew G. Inglis	2017	950,000	—	1,662,500	2,583,930	55,238	5,251,667
Chairman and Chief Executive Officer	2016	950,000	—	1,900,000	1,064,475	53,369	3,967,844
	2015	950,000	—	1,425,000	6,297,471	—	8,672,471
Thomas P. Chambers	2017	569,000	—	853,500	1,625,082	97,855	3,145,437
Senior Vice President and Chief Financial Officer	2016	569,000	—	1,138,000	625,219	69,915	2,402,134
	2015	569,000	—	825,050	2,227,500	176,790	3,798,340
Brian F. Maxted	2017	676,194	—	845,243	1,849,655	9,771	3,380,863
Chief Exploration Officer	2016	676,194	—	1,352,388	765,225	17,818	2,811,625
	2015	676,194	—	1,149,530	4,527,105	—	6,352,829
Christopher J. Ball	2017	514,731	—	772,096	1,450,339	42,583	2,779,749
Senior Vice President, Planning and Business Development	2016	514,731	—	772,096	550,363	40,528	1,877,718
	2015	514,731	—	463,258	3,255,958	18,000	4,251,947
Jason E. Doughty	2017	431,210	—	646,815	1,326,493	36,351	2,440,868
Senior Vice President, General Counsel	2016	431,210	—	565,963	483,725	41,466	1,522,364
	2015	431,210	—	323,407	2,861,741	21,200	3,637,558
(1)	The amounts in this column reflect the actual amounts of salary paid to our named executive officers in the relevant fiscal year.
(2)	The amounts reported for 2017 are the annual bonuses that our named executive officers received in January 2018 for performance during 2017 pursuant to our annual incentive plan, based on achievement of the applicable KPIs and the Compensation Committee’s assessment of overall Company and individual performance. For additional information on these bonuses, see “Compensation Discussion and Analysis—Analysis of 2017 Executive Compensation Decisions—Annual Cash Bonus” above.
(3)	The amounts in this column reflect the aggregate grant date fair values of the service and performance awards granted under the LTIP in 2017 to the named executive officers, in each case, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, that the executives will realize for these awards is a function of the value of the underlying shares if and when these awards vest and, for performance awards, the level of attainment of the applicable performance goal.

The amounts for the performance awards were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For these amounts, see the “Grant Date Fair Value of Stock and Option Awards” column of the “2017 Grants of Plan-Based Awards” table below. The following are the values of the performance awards as of the grant date assuming attainment of the maximum level of performance: Mr. Inglis ($3,576,750), Mr. Chambers ($2,315,626), Mr. Maxted ($2,555,500), Mr. Ball ($2,078,030) and Mr. Doughty ($1,929,944).

For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our 2017 Annual Report on Form 10-K.

(4)	The amounts reported for 2017 in this column for our named executive officers reflect the following:
(a)	For Mr. Inglis, includes: (i) matching contributions under the Company’s 401(k) plan ($21,600); (ii) payment of premiums for (a) executive life insurance ($12,176), (b) executive supplemental disability income insurance ($4,401) and (c) executive long-term care insurance ($4,856); and (iii) reimbursement for reasonable travel and entertainment expenses ($12,205).
(b)	For Mr. Chambers, includes: (i) matching contributions under the Company’s 401(k) plan ($21,600); (ii) reimbursement for financial planning services ($5,000); (iii) payment of premiums for (a) executive life insurance ($29,371), (b) executive supplemental disability income insurance ($4,672) and (c) executive long-term care insurance ($6,168); (iv) the cost of an annual executive physical ($6,387); and (v) Company matching contributions to our non-qualified deferred compensation plan ($24,657).
(c)	For Mr. Maxted, includes: (i) payment of premiums for (a) executive supplemental disability income insurance ($4,401) and (b) executive long-term care insurance ($4,919); and (ii) reimbursement for reasonable travel expenses ($451).

(d)	For Mr. Ball, includes: (i) matching contributions under the Company’s 401(k) plan ($21,600); (ii) reimbursement for tax preparation and financial planning services ($3,686); (iii) payment of premiums for (a) executive life insurance ($4,490), (b) executive supplemental disability income insurance ($4,320) and (c) executive long-term care insurance ($4,379); (iv) the cost of an annual executive physical ($2,652); and (v) reimbursement for reasonable travel and entertainment expenses ($1,456).
(e)	For Mr. Doughty, includes: (i) matching contributions under the Company’s 401(k) plan ($21,600); (ii) payment of premiums for (a) executive life insurance ($2,021), (b) executive supplemental disability income insurance ($3,862) and (c) executive long-term care insurance ($4,380); and (iii) the cost of an annual executive physical ($4,488).

2017 Grants of Plan-Based Awards

The following table provides information on grants of plan-based awards made to our named executive officers during 2017.

Name	Grant Date	Compensation Committee Action Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Andrew G. Inglis	—	—	950,000	1,900,000	—	—	—	—	—
	1/31/2017	12/16/2016	—	—	—	—	—	124,500	795,555
	1/31/2017	12/16/2016	—	—	47,063	188,250	376,500	—	1,788,375
Thomas P. Chambers	—	—	569,000	1,138,000	—	—	—	—	—
	1/31/2017	12/16/2016	—	—	—	—	—	73,125	467,269
	1/31/2017	12/16/2016	—	—	30,469	121,875	243,750	—	1,157,813
Brian F. Maxted	—	—	676,194	1,352,388	—	—	—	—	—
	1/31/2017	12/16/2016	—	—	—	—	—	89,500	571,905
	1/31/2017	12/16/2016	—	—	33,625	134,500	269,000	—	1,277,750
Christopher J. Ball	—	—	386,048	772,096	—	—	—	—	—
	1/31/2017	12/16/2016	—	—	—	—	—	64,370	411,324
	1/31/2017	12/16/2016	—	—	27,343	109,370	218,740	—	1,039,015
Jason E. Doughty	—	—	323,408	646,816		—			—
	1/31/2017	12/16/2016	—	—	—	—	—	56,576	361,521
	1/31/2017	12/16/2016	—	—	25,394	101,576	203,152		964,972
(1)	The amounts reported are the target and maximum annual bonuses that our named executive officers were eligible to receive for performance in respect of 2017 pursuant to our annual incentive plan. For additional information on these bonuses, see “Compensation Discussion and Analysis—Analysis of 2017 Executive Compensation Decisions—Annual Cash Bonus” above.
(2)	These amounts reflect the performance awards, which are scheduled to vest between 0% and 200% of the number of shares shown in the “Target” sub-column based on attainment of both a service condition that will lapse one-third each year over three years and the specified relative TSR performance condition that will be measured on January 3, 2020. The amounts in the “Threshold” sub-column reflect the 25% of the shares shown in the “Target” sub-column that will vest on attainment of the service condition and the threshold performance level. If either the service condition or the threshold performance level is not attained, the awards will be forfeited. The amounts in the “Target” sub-column reflect the 100% of the shares that will vest on attainment of the service condition and the target performance level. The amounts in the “Maximum” sub-column reflect the 200% of the shares that will vest on attainment of the service condition and the maximum performance level. For more on the terms of these awards, see “Compensation Discussion and Analysis—Analysis of 2017 Executive Compensation Decisions—Equity Awards” above.
(3)	These amounts reflect service awards that are scheduled to vest one-third each year over three years, based solely on service.
(4)	The amounts in this column for the service awards reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.

The amounts in this column for the performance awards were calculated based on the probable outcome of the performance condition as of the grant date, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. For the values of these awards, assuming attainment of the maximum level of performance, see footnote 3 to the “2017 Summary Compensation Table” above. The actual value, if any, that each named executive officer will realize for these performance awards is a function of the value of the shares if and when the awards vest.

For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

Outstanding Equity Awards at 2017 Fiscal Year-End

The following table provides information on the outstanding equity awards held by our named executive officers as of December 31, 2017.

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(2)
Andrew G. Inglis	303,706 (3)	2,080,386	2,139,738 (3)	14,657,205
Thomas P. Chambers	179,768 (4)	1,231,411	784,392 (4)	5,373,085
Brian F. Maxted	202,809 (5)	1,507,562	1,217,770 (5)	8,341,725
Christopher J. Ball	144,276 (6)	988,291	888,402 (6)	6,085,554
Jason E. Doughty	126,807 (7)	868,628	780,734 (7)	5,423,378
(1)	The market values of the awards were calculated by multiplying the number of shares underlying the awards by $6.85, which was the closing price of a common share on December 29, 2017.
(2)	The number of shares underlying performance awards reflected in this table assumes maximum attainment of the specified relative TSR goal. The actual number of shares, if any, that will vest will be based on (i) the level of achievement of the relative TSR goal as of the actual end of the performance period and (ii) satisfaction of the applicable service condition, in each case, as indicated in the footnotes below, plus the amount of any dividends or distributions that are declared on the shares during the applicable performance period. For more on the terms of these awards, see “Compensation Discussion and Analysis—Analysis of 2017 Executive Compensation Decisions—Equity Awards” above.
(3)	For Mr. Inglis, consists of: (a) 22,563 shares underlying service awards that are scheduled to vest on April 1 of 2018; (b) 32,143 shares underlying service awards that are scheduled to vest on June 1, 2018; (c) 41,500 shares underlying service awards that are scheduled to vest on January 1, 2018; (d) 83,000 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018 and 2019; (e) 124,500 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018, 2019 and 2020; (f) 451,264 shares underlying performance awards (with a performance period scheduled to end on January 2, 2018 and a service condition that is scheduled to be met on April 1, 2018); (g) 805,832 shares underlying performance awards (with a performance period scheduled to end on January 2, 2018 and a service condition that is scheduled to be met on January 1 of 2018); (h) 257,142 shares underlying performance awards (with a performance period scheduled to end on January 2, 2018 and a service condition that is scheduled to be met on June 1 of 2018); (i) 249,000 shares underlying performance awards (with a performance period scheduled to end on January 4, 2019 and a service condition that is scheduled to be met ratably on January 1 of each of 2018 and 2019); and (j) 376,500 shares underlying performance awards (with a performance period scheduled to end on January 4, 2020 and a service condition that is scheduled to be met ratably on January 1 of each of 2018, 2019 and 2020).
(4)	For Mr. Chambers, consists of: (a) 23,518 shares underlying service awards that are scheduled to vest on December 1, 2018; (b) 34,375 shares underlying service awards that are scheduled to vest on January 1, 2018; (c) 48,750 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018 and 2019; (d) 73,125 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018, 2019 and 2020; (e) 206,250 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met on January 1, 2018); (f)188,142 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2019 and a service condition that is scheduled to be met on December 1, 2018); (g) 146,250 shares underlying performance awards (with a performance period scheduled to end on January 4, 2019 and a service condition that is scheduled to be met ratably on January 1 of each of 2018 and 2019); and (h) 243,750 shares underlying performance awards (with a performance period scheduled to end on January 4, 2020 and a service condition that is scheduled to be met ratably on January 1 of each of 2018, 2019 and 2020).
(5)	For Mr. Maxted, consists of: (a) 23,809 shares underlying service awards that are scheduled to vest on June 1, 2018; (b) 29,833 shares underlying service awards that are scheduled to vest on January 1 of each of 2018; (c) 59,667 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018 and 2019; (d) 89,500 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018, 2019 and 2020; (e) 579,294 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met on January 1, 2018); (f) 190,476 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met ratably on June 1, 2018); (g) 179,000 shares underlying performance awards (with a performance period scheduled to end on January 4, 2019 and a service condition that is scheduled to be met ratably on January 1 of each of 2018 and 2019); and (h) 269,000 shares underlying performance awards (with a performance period scheduled to end on January 4, 2020 and a service condition that is scheduled to be met ratably on January 1 of each of 2018, 2019 and 2020).
(6)	For Mr. Ball, consists of: (a) 15,536 shares underlying service awards that are scheduled to vest on June 1, 2018; (b) 21,457 shares underlying service awards that are scheduled to vest on January 1, 2018; (c) 42,913 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018 and 2019; (d) 64,370 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018, 2019 and 2020; (e) 416,636 shares underlying performance awards (with a performance condition that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met on January 1 of 2018); (f) 124,286 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met on June 1, 2018); (g) 128,740 shares underlying performance awards (with a performance period scheduled to end on January 4, 2019 and a service condition that is scheduled to be met ratably on January 1 of each of 2018 and 2019); and (h) 218,740 shares underlying performance awards (with a performance period scheduled to end on January 4, 2020 and a service condition that is scheduled to be met ratably on January 1 of each of 2018, 2019 and 2020).

(7)	For Mr. Doughty, consists of: (a) 13,655 shares underlying service awards that are scheduled to vest on June 1, 2018; (b) 18,859 shares underlying service awards that are scheduled to vest on January 1, 2018; (c) 37,717 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018 and 2019; (d) 56,576 shares underlying service awards that are scheduled to vest ratably on January 1 of each of 2018, 2019 and 2020; (e) 355,192 shares underlying performance awards (with a performance condition that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met on January 1 of 2018); (f) 109,238 shares underlying performance awards (with a performance period that is scheduled to end on January 2, 2018 and a service condition that is scheduled to be met on June 1, 2018); (g) 113,152 shares underlying performance awards (with a performance period scheduled to end on January 4, 2019 and a service condition that is scheduled to be met ratably on January 1 of each of 2018 and 2019); and (h) 203,152 shares underlying performance awards (with a performance period scheduled to end on January 4, 2020 and a service condition that is scheduled to be met ratably on January 1 of each of 2018, 2019 and 2020).

Option Exercises and Stock Vested During 2017

The following table provides information on our named executive officers’ service and performance awards that vested in 2017. We have not granted share options to our named executive officers or other employees.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Andrew G. Inglis	137,706	928,815
Thomas P. Chambers	57,892	428,870
Brian F. Maxted	83,477	563,983
Christopher J. Ball	99,829	657,070
Jason E. Doughty	124,809	797,399
(1)	The value realized on vesting of the awards was calculated by multiplying the number of shares underlying the awards that vested in 2017 by the closing price of a share on the vesting date (or if the vesting date was not a trading day, on the trading day immediately preceding the vesting date). These closing prices ranged from $6.12 to $7.99.

2017 Pension Benefits

We do not maintain any defined benefit pension plans.

2017 Nonqualified Deferred Compensation

The table below provides information on the non-qualified deferred compensation of our named executive officers for 2017.(1)

Name	Executive Contributions in 2017 ($)(2)	Registrant Contributions in 2017 ($)(3)	Aggregate Earnings in 2017 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2017 ($)
Andrew G. Inglis	—	—	—	—	—
Thomas P. Chambers	52,158	24,657	8,047	—	84,862
Brian F. Maxted	—	—	—	—	—
Christopher J. Ball	—	—	—	—	—
Jason E. Doughty	—	—	—	—	—
(1)	In early 2017, the Compensation Committee approved a non-qualified deferred compensation plan pursuant to which each member of our senior leadership team (including our named executive officers) and executives at the level of senior vice president or above may defer up to 50% of his or her base compensation and 100% of his or her annual cash bonus compensation on a pre-tax basis, with the Company providing a matching contribution on the first 8% deferred by each executive. Matching contributions vest after three years of service. The vesting of unvested matching contributions under the deferred compensation plan accelerates upon the participant’s death or disability or upon a change in control of Kosmos. Participants under the plan may elect to have their benefit distributed on a specified date or a separation from service with Kosmos (either in a lump sum or in annual installments over a ten year period).

The deferred compensation plan permits participants to notionally invest the deferred amounts among vehicles that mirror the gains and/or losses of various investment funds provided under our 401(k) Plan. Since each executive chooses the investment vehicle or vehicles and may change their allocations from time to time, the return on the investment will depend on how well each underlying investment performed during the time the executive chose it as an investment vehicle. The aggregate performance of such investment is reflected in the “Aggregate Earnings in 2017” column.

(2)	These amounts are reported as compensation in the “2017 Summary Compensation Table” above under the column “Salary”.
(3)	These amounts are reported as compensation in the “2017 Summary Compensation Table” above under the column “All Other Compensation”.

Potential Payments Upon Termination or Change in Control

If on December 31, 2017 we had undergone a change in control or our named executive officers’ employment had terminated under specified circumstances, each of our named executive officers would have been entitled to accelerated vesting of his equity awards on the terms summarized under “—Equity Awards” below, and to specified payments and benefits under our severance policy or their offer letters. For a summary of the terms of our severance policy and these offers letters, see “—Severance Policy” and “—Offer Letters” below.

Name	Change in Control (No Termination) ($)		Involuntary Termination in Connection with Change in Control ($)		Termination without Cause or Resignation for Good Reason (No Change in Control) ($)		Voluntary Resignation without Good Reason or Termination for Cause ($)	Death/Disability ($)
Andrew G. Inglis
Equity acceleration (1)	16,737,591		16,737,591		154,557		—	16,737,591
Salary payments	—		1,900,000	(2)	1,900,000	(2)	—	—
Bonus	—		1,900,000	(2)	1,900,000	(2)	—	—
Benefits continuation	—		66,155	(3)	66,155	(3)	—	—
Outplacement services	—		20,700	(4)	—		—	—
Relocation	—		—		—		—	—
Deferred Compensation Acceleration	—		—		—		—	—
Total	16,737,591		20,624,446		4,020,712		—	16,737,591

Thomas P. Chambers
Equity acceleration (1)	805,485		3,789,516		—		—	4,433,902
Salary payments	—		1,276,143	(5)	569,000	(7)	—	—
Bonus	—		569,000	(6)	569,000	(7)	—	—
Benefits continuation	—		66,155	(3)	33,077	(7)	—	—
Outplacement services	—		20,700	(4)	—		—	—
Relocation	—		—		—		—	—
Deferred Compensation Acceleration	24,657	(8)	24,657	(8)	—		—	24,657	(8)
Total	830,142		5,746,171		1,171,077		—	4,458,559

Brian F. Maxted
Equity acceleration (1)	815,472		9,078,586		—		—	9,730,966
Salary payments	—		2,100,405	(5)	—		—	—
Bonus	—		676,194	(6)	—		—	—
Benefits continuation	—		66,155	(3)	—		—	—
Outplacement services	—		20,700	(4)	—		—	—
Relocation	—		—		—		—	—
Deferred Compensation Acceleration	—		—		—		—	—
Total	815,472		11,942,040		—		—	9,730,966

Name	Change in Control (No Termination) ($)	Involuntary Termination in Connection with Change in Control ($)		Termination without Cause or Resignation for Good Reason (No Change in Control) ($)		Voluntary Resignation without Good Reason or Termination for Cause ($)	Death/Disability ($)
Christopher J. Ball
Equity acceleration (1)	532,101	6,648,165		—		—	7,073,844
Salary payments	—	1,207,801	(5)	772,097	(9)	—	—
Bonus	—	386,048	(6)	—		—	—
Benefits continuation	—	52,286	(3)	39,215	(9)	—	—
Outplacement services	—	20,700	(4)	—		—	—
Relocation	—	29,233	(10)	—		—	—
Deferred Compensation Acceleration	—	—		—		—	—
Total	532,101	8,344,233		811,312		—	7,073,844

Jason E. Doughty
Equity acceleration(1)	467,677	5,917,866		—		—	6,292,006
Salary payments	—	1,070,709	(5)	431,210	(9)	—	—
Bonus	—	323,408	(6)	323,408	(9)	—	—
Benefits continuation	—	66,155	(3)	33,077	(9)	—	—
Outplacement services	—	20,700	(4)	—		—	—
Relocation	—	29,370	(10)	—		—	—
Deferred Compensation Acceleration	—	—		—		—	—
Total	467,677	7,428,208		787,695		—	6,292,006
(1)	Each named executive officer holds service and performance awards that were unvested as of December 31, 2017. Under the terms of the applicable award agreements, and, in the case of Mr. Inglis, the terms of his offer letter, these awards are subject to accelerated vesting under specified circumstances. The amounts in the table are based on the $6.85 closing price of a share on December 29, 2017. For performance awards, if (i) the awards remain subject to the satisfaction of the specified relative TSR goal following such termination of employment or (ii) the specified relative TSR goal is calculated based on actual achievement as of a change in control, these amounts assume maximum attainment of such goal as of December 29, 2017. See “—Equity Awards” and “—Offer Letters” below for more details on the circumstances under which the vesting of these awards would have accelerated.
(2)	Represents the payment of two times Mr. Inglis’ annual base salary and annual target bonus as of December 31, 2017, payable in equal monthly installments over 24 months under Mr. Inglis’ offer letter. For additional details, see “—Offer Letters” below.
(3)	Represents a cash payment in an amount equal to the premium cost of continued healthcare coverage for 24 months under our severance policy (or, for Mr. Inglis, under his offer letter).
(4)	Represents the cost of outplacement services for 18 months under our severance policy.
(5)	Represents a lump-sum cash severance payment under our severance policy equal to 24 months of base salary plus four additional weeks of base salary for each year of service (for Mr. Chambers, 12 additional weeks; for Mr. Maxted, 56 additional weeks; for Mr. Ball, 16 additional weeks; and for Mr. Doughty, 24 additional weeks) and any additional amounts payable for any partial year of service.
(6)	Under our severance policy, each of our named executive officers is entitled to a prorated portion of his annual target bonus for the year of termination, if not paid prior to the date of termination.
(7)	Represents the payment to Mr. Chambers under his offer letter of (i) an amount equal to 12 months’ base salary and target annual bonus and (ii) continued medical and dental coverage for him and his eligible dependents for 12 months. For additional details, see “—Offer Letters” below.
(8)	Under our non-qualified deferred compensation plan, in the event of a participant’s death or disability or a change of control of the Company, any unvested Company matching contributions will become fully vested.
(9)	Represents payments of annual base salary and reimbursement of the cost of medical and dental insurance for each executive and his dependents (18 months for Mr. Ball and 12 months for Mr. Doughty) pursuant to their offer letters. In addition, Mr. Doughty is entitled to 12 months of estimated bonus payments (based on the target amount of his bonus). For additional details, see “—Offer Letters” below.
(10)	For Messrs. Ball and Doughty represents reasonable and customary costs that we estimate would be incurred in moving each executive (and, for Mr. Doughty, his family) back to his former residence location, if solely as a result of a “change in control” (as defined in the LTIP and summarized below under “—Equity Awards—Definitions”), either Mr. Ball or Mr. Doughty is required to relocate to a location outside of the Dallas/Fort Worth area. These estimates are based on the costs incurred in moving each executive (and, for Mr. Doughty, his family) to the Dallas/Fort Worth area.

Offer Letters

The offer letter agreements we have entered into with each of our named executive officers (other than Mr. Maxted) provide for specified termination payments and benefits, as follows:

•	On termination of Mr. Inglis’ employment by us without “cause” or by him for “good reason” (as such terms are defined in his offer letter and summarized below under “—Equity Awards—Definitions”), Mr. Inglis is entitled to (i) cash severance in an amount equal to two times the sum of his base salary and target bonus (payable in equal monthly installments over 24 months), (ii) continued medical and dental coverage for him and his dependents for 24 months and (iii) accelerated vesting of the unvested portion of the service awards granted to him on April 1, 2014 (all of which fully vested on April 1, 2018).
•	If the employment of each of Messrs. Chambers, Ball and Doughty is terminated through no fault of his own or his position is eliminated and he is not offered a comparable position in Dallas, Texas then (i) Mr. Chambers will receive (a) cash severance in amount equal to the sum of 12 months’ base salary plus target annual bonus and (b) continued medical and dental coverage for him and his eligible dependents for 12 months and (ii) Messrs. Ball and Doughty will receive (a) his annual base salary and (b) reimbursement of the cost of medical and dental insurance for him and his dependents, in each case for a specified period (18 months for Mr. Ball and 12 months for Mr. Doughty). Mr. Doughty will also receive 12 months of estimated bonus payments.
•	Each of Messrs. Ball and Doughty is also entitled to payment of reasonable and customary expenses associated with his moving back to the United Kingdom (for Mr. Ball) or Houston, Texas (for Mr. Doughty) under the circumstances described in footnote 10 to the “Potential Payments Upon Termination or Change in Control” table above.

The entitlement of each of Messrs. Inglis and Chambers to these payments is conditioned on his execution and non-revocation of a general release of claims against the Company.

Severance Policy

Our severance policy is designed to encourage continuity of management and other employees after a change in control. The policy provides severance benefits to regular full-time U.S. employees whose employment is terminated in connection with a “change in control” (as defined in the LTIP and summarized below) as a result of:

•	work force reduction;
•	departmental reorganization that results in job elimination;
•	departmental reorganization that results in a material diminution of the skills, requirements, aptitudes or other criteria of the position, if the employee declines an offer of continued employment in the altered position or in another position that the Company deems comparable in its reasonable discretion; or
•	relocation of the job functions outside of a 50-mile radius, if the employee is not offered employment at the new location or declines an offer of employment at the new location.

The severance policy provides for the following termination benefits:

•	a lump-sum cash severance payment in an amount determined based on the employee’s title, years of service and base salary (for our named executive officers, this amount equals 24 months of base salary plus four additional weeks of base salary for each year of service);
•	a prorated portion of the employee’s target bonus for the current year, if not paid prior to the date of termination;
•	a cash payment in an amount equal to the premium cost of continued healthcare coverage for a specified period (24 months for our named executive officers);

•	outplacement services for a specified period (18 months for our named executive officers); and
•	payout of unused vacation time.

Employees, including our named executive officers, who have a separate severance agreement may receive benefits under that agreement or the severance policy, but not both. To receive severance benefits under the severance policy, an employee must sign and not revoke a separation and release agreement in the form prescribed by the Company.

Equity Awards

Service Awards

Service awards held by each of our named executive officers are scheduled to vest based solely on service and would have fully vested on December 31, 2017, if on that date their employment had terminated due to their death or “disability”, or in the case of the service award granted to Mr. Inglis in April 2014, if his employment was terminated by us without “cause” or by him for “good reason” (as such terms are defined in the LTIP or an applicable offer letter and summarized below). Had we undergone a change in control on December 31, 2017, these awards would have become fully vested on the earliest to occur of:

•	the regularly scheduled vesting date, if the executive remained employed through the vesting date;
•	for all service awards granted to Mr. Inglis, and for service awards granted to the other named executive officers before 2015, the first anniversary of the change in control, if the executive remained employed through the anniversary date;
•	termination of the executive’s employment due to his death or disability;
•	for our named executive officers other than for Mr. Inglis, termination of the executive’s employment by us or the acquiror without cause or by him for good reason (for service awards granted in 2015 and 2016, such termination must occur within one year after such change in control); and
•	for Mr. Inglis, the later of the date of termination or the change in control, if Mr. Inglis’ employment is terminated by us without cause or by him for good reason during the period beginning three months before, and ending one year after, such change in control, provided that any termination during the period beginning three months before such change in control was at the request of a third party that had taken steps reasonably calculated to effectuate such change in control or that otherwise arose in connection with or anticipation of such change in control.

These service awards would have been forfeited on termination of employment under any other circumstances.

Performance Awards

For performance awards held by our named executive officers, the service condition would have been fully attained on December 31, 2017, if on that date the executive’s employment had terminated due to his death or disability, had his employment been terminated by us without cause or by him for good reason, and such awards would have remained subject to the performance condition.

Had the executive terminated his employment without good reason at any time, or had his employment been terminated by us without cause or by him for good reason at any time other than on, or within one year after, a change in control, then any portion of the performance award for which the applicable service condition had been satisfied as of such termination date would have remained subject to the applicable performance condition, and any remaining portion of the award would have been forfeited without any payment to the executive.

Had we undergone a change in control on December 31, 2017, the performance condition would have been treated as set forth below, and the awards would have remained subject to the service condition to the extent not yet met:

•	for performance awards granted to our named executive officers (other than Mr. Inglis) prior to 2015, the performance condition would have been deemed attained at the target performance level;

•	for performance awards granted to our named executive officers (other than Mr. Inglis) in 2015 and 2016, the performance condition would have been determined based on actual performance as of the date of such change in control; and
•	for performance awards granted to Mr. Inglis, the performance condition would have been deemed attained at the maximum performance level.

In connection with the change in control, the performance awards would have vested or been forfeited under the same circumstances as are described above for service awards.

These performance awards would have been forfeited on termination of employment under any other circumstances.

Definitions

For purposes of the accelerated vesting of the named executive officers’ equity awards under the circumstances described above, “cause,” “change in control,” “disability” and “good reason” are defined in the LTIP (or, for Mr. Inglis, in his offer letter) as follows:

•	“Cause” generally means the named executive officer’s:
(i)	failure (or, in the case of Mr. Inglis, material failure) to perform his duties (other than any such failure resulting from his physical or mental incapacity);
(ii)	having engaged in misconduct, negligence or a breach of fiduciary duty (or, in the case of Mr. Inglis, having engaged in serious misconduct, gross negligence or a material breach of a fiduciary duty);
(iii)	having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any crime of moral turpitude or felony under any applicable law;
(iv)	breach (or, in the case of Mr. Inglis, material breach) of any restrictive covenant (and, in the case of Mr. Inglis, any notice requirement, garden leave provision or similar requirement) to which he is subject;
(v)	breach (or, in the case of Mr. Inglis, material breach) of any of our policies, including any policy that relates to expense management, human resources or the Foreign Corrupt Practices Act;
(vi)	unlawful use or possession of illegal drugs on our premises or while performing his duties to us; or
(vii)	commission of an act of fraud, embezzlement or misappropriation, in each case, against us.

In the case of Mr. Inglis, if the Company believes that he has committed an act giving rise to cause under clauses (i), (ii), (iv) or (v) above, then, if such act or omission is reasonably susceptible of cure, we must provide Mr. Inglis written notice specifying the circumstances alleged to constitute cause within 90 days of the Board’s first obtaining knowledge of such circumstances. Mr. Inglis then has 30 days to cure the circumstances. If he has not cured the circumstances within such 30-day period, we may terminate Mr. Inglis’ employment within 60 days after the end of such 30-day period.

•	“Change in Control” generally means the occurrence of one or more of the following events:
(i)	the acquisition of 50% or more of the combined voting power of our outstanding securities (other than by our former financial sponsors);
(ii)	the replacement of the majority of our directors during any 12-month period (other than by directors approved by a majority of our remaining directors);

(iii)	the consummation of our merger, amalgamation or consolidation with another entity (unless our voting securities outstanding immediately before such transaction continue to represent more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such transaction); or
(iv)	the transfer of our assets having a gross fair market value of 50% or more of the total gross market value of our assets immediately before such transfer (other than any such transfer immediately after which such assets are owned directly or indirectly by our shareholders in substantially the same proportions as their ownership of our common shares immediately before such transfer), and the subsequent distribution of the proceeds from such transfer to our shareholders having a fair market value that is greater than 50% of our fair market value immediately before such transfer.
•	“Disability” generally means “disability” as defined in our long-term disability plan for the purpose of determining eligibility for benefits. If such plan contains multiple definitions of disability, then “disability” refers to that definition of disability which, if the named executive officer qualified for such benefits, would provide coverage for the longest period.
•	“Good Reason” generally means the occurrence of any of the following events without the named executive officer’s consent:
(i)	a reduction in his base salary or target bonus, other than any such reduction that applies generally to similarly situated employees (or, in the case of Mr. Inglis, that applies to senior executives of the Company);
(ii)	relocation of his principal place of employment by more than 50 miles; or
(iii)	a material reduction in his duties or responsibilities (in the case of our named executive officers other than Mr. Inglis, that occurs within two years after a change in control).

In each case, the executive must provide us with written notice specifying the circumstances alleged to constitute good reason within 90 days after the circumstances first occur. We then have 30 days to cure the circumstances. If we have not cured the circumstances within such 30-day period, the executive is required to resign within 60 days after the end of such 30-day period.

2017 Pay Ratio Disclosure

Pay Ratio

In accordance with the requirements of Section 953(b) of the Dodd-Frank Act and Item 402(u) of Regulation S-K (which we collectively refer to as the “Pay Ratio Rule”), we are providing the following estimated information for 2017:

•	the median of the annual total compensation of all our employees (except our Chief Executive Officer) was $232,613;
•	the annual total compensation of our Chief Executive Officer was $5,294,813; and
•	the ratio of these two amounts was approximately 23 to 1. We believe that this ratio is a reasonable estimate calculated in a manner consistent with the requirements of the Pay Ratio Rule.

SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and apply various assumptions and, as result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies.

Methodology for Identifying Our “Median Employee”

Employee Population

To identify the median of the annual total compensation of all of our employees (other than our Chief Executive Officer), we first identified our total employee population from which we determined our “median employee”. We determined that, as of December 31, 2017, our employee population consisted of 298 individuals. Our employee population consisted of our global workforce of full-time and part-time employees, as described in more detail below.

Adjustments to our Employee Population

As permitted by the Pay Ratio Rule, we adjusted our total employee population (as described above) for purposes of identifying our “median employee” by excluding 14 of our employees located in certain jurisdictions outside of the United States given the relatively small number of employees in each such jurisdiction, as follows: five employees from Morocco; seven employees from Sao Tome & Principe; and two employees from Suriname.

After taking into to account the above described adjustments to our employee population as permitted by the Pay Ratio Rule, our total adjusted employee population for purposes of determining our “median employee” consisted of 284 individuals.

Determining our Median Employee

To identify our “median employee” from our total adjusted employee population, we compared the amount of base salary paid to each of our employees as reflected in our payroll records for 2017. In making this determination, we annualized the compensation of our full-time employees who were hired in 2017 but did not work for us for the entire fiscal year and permanent part-time employees. We identified our “median employee” using this compensation measure, which was consistently applied to all of our employees included in the calculation.

Determination of Annual Total Compensation of our “Median Employee” and our CEO

Once we identified our “median employee”, we then calculated such median employee’s annual total compensation for 2017 using the same methodology we used for purposes of determining the annual total compensation of our named executive officers for 2017 (as set forth in the 2017 Summary Compensation Table on page 36 of this Proxy Statement), adjusted to include the cost to the Company in 2017 of specified employee benefits that are provided on a non-discriminatory basis, including medical, dental and vision coverage, health savings account (HSA) contributions, short- and long-term disability benefits, life and accidental death and dismemberment (AD&D) insurance, employee wellness benefits and travel insurance benefits.

Our CEO’s annual total compensation for 2017 for purposes of the Pay Ratio Rule is equal to the amount reported in the “Total” column in the 2017 Summary Compensation Table, adjusted, to the extent applicable, in a similar manner as the annual total compensation of our “median employee” (as described above).

DIRECTOR COMPENSATION

2017 Director Compensation

The following table lists the individuals who served as our non-employee directors in 2017 and summarizes their 2017 compensation. Messrs. Inglis and Maxted did not receive any compensation for their services as directors in 2017.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Yves-Louis Darricarrère	66,401	140,003	—	206,404
Sir Richard Dearlove	120,000	140,003	—	260,003
David I. Foley	60,000	—	—	60,000
David B. Krieger	63,599	—	—	63,599
Joseph P. Landy	60,000	—	—	60,000
Prakash A. Melwani(3)	33,228	—	—	33,228
Adebayo O. Ogunlesi	76,003	140,003	—	216,006
Chris Tong	125,000	140,003	—	265,003
Christopher A. Wright	145,000	140,003	—	285,003
(1)	Each of our non-employee directors is entitled to (i) an annual cash retainer for service on the Board and (ii) an additional cash retainer if the director chairs a Board committee or serves on the Exploration Assurance Committee, in each case, paid quarterly and, if applicable, prorated for the portion of the year that the director serves on the Board or committee. For 2017, the amounts of such retainers were as follows:

Type of Retainer	Retainer (Annualized) ($)
Board Member	60,000
Audit Committee Chair	25,000
Compensation Committee Chair	25,000
Nominating and Corporate Governance Committee Chair	10,000
Health, Safety and Environment Committee Chair	15,000
External Affairs and Political Risk Committee Chair	60,000
Exploration Assurance Committee Chair	70,000
Exploration Assurance Committee Member	40,000
(2)	The Compensation Committee and the Board approved annual equity grants to our non-employee directors in 2017 who are not affiliated with our significant shareholders. These grants are made annually on the date of our annual general meeting of shareholders (or, for new directors who begin serving on the Board on a different date, on such date). The vesting of the service awards granted in 2017 will accelerate on death or disability.

The amounts in this column reflect the aggregate grant date fair values of such service awards, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The actual value, if any, realized by the directors for these awards is a function of the value of the shares if and when they vest. For additional information on how we account for equity-based compensation, see Note 12 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2017.

The following table sets forth the total number of service awards held by our non-employee directors who held such awards as of December 31, 2017, which are scheduled to vest on May 10, 2018, the first anniversary of the grant date.

Name	Total RSUs (#)
Yves-Louis Darricarrère	20,896
Sir Richard Dearlove	20,896
Adebayo O. Ogunlesi	20,896
Chris Tong	20,896
Christopher A. Wright	20,896

Effective as of January 1, 2017, each of our directors is subject to robust share ownership requirements. For additional details regarding our share ownership guidelines, see page 31 of this Proxy Statement above.

(3)	On May 26, 2017, pursuant to the terms of our shareholders agreement with our former financial sponsors, Mr. Prakash Melwani resigned from his position on our Board of Directors following the completion of a secondary offering and sale of our common shares by our former financial sponsors.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the service and performance awards outstanding as of December 31, 2017 that were granted under the LTIP, which is our only equity compensation plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	21,274,017	(1)	—	3,180,298	(2)
Equity compensation plans not approved by security holders	—		—	—
Total	21,274,017		—	3,180,298
(1)	Represents the number of common shares underlying service and performance restricted stock units (assuming maximum attainment of the specified relative TSR goal and full settlement of the performance restricted stock units in shares) outstanding under the LTIP.
(2)	Represents the number of common shares remaining available for issuance under the LTIP. This number does not include the shares that are issuable on vesting and settlement of the outstanding service and performance restricted stock units.

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report above and the Audit Committee Report below shall not be deemed to be “Soliciting Material,” are not deemed “filed” with the SEC and shall not be incorporated by reference into any filings under the Securities Act or Exchange Act whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filings.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board currently consists of three non-employee independent directors: Messrs. Tong and Darricarrère and Sir Richard Dearlove.

Management is responsible for the Company’s system of internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee is responsible for monitoring (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements and (3) the independence and performance of the Company’s auditors.

The Audit Committee has reviewed and discussed with the Company’s management and the independent accountants the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement of Auditing Standards No. 61, “Communications with Audit Committees,” as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Company’s independent accountants also provided to the Audit Committee the written disclosure required by applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent accountants that firm’s independence.

Based on the Audit Committee’s discussions with management and the independent accountants, and the Audit Committee’s review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC.

Respectfully submitted by the Audit Committee of the Board,

Chris Tong, Chair
Sir Richard Dearlove
Yves-Louis Darricarrère

PROPOSAL 1—ELECTION OF DIRECTORS

The Board currently consists of 10 directors, and the Board has nominated two Class II directors for election at our 2018 annual general meeting to serve until our annual general meeting in 2021, or until their respective successors are duly elected and qualified. Our bye-laws provide that our Board shall consist of not less than five and not more than 15 directors, as determined by the Board, and our directors are divided into three classes, with directors elected by shareholders for staggered terms of three years each. Our shareholders do not have cumulative voting rights and, accordingly, the holders of a plurality of the shares voted can elect all of the directors then standing for election. Shareholders are not entitled to cumulate votes in the election of directors and may not vote for a greater number of persons than the number of nominees named.

We are soliciting proxies in favor of the election of each of the two Class II director nominees identified below. We intend that all properly executed proxies will be voted for these two nominees unless otherwise specified. All nominees have consented to serve as directors, if elected. If any nominee is unwilling to serve as a director at the time of the annual general meeting, the persons who are designated as proxies intend to vote, in their discretion, for such other persons, if any, as may be designated by the Board.

As of the date of this Proxy Statement, the Board has no reason to believe that any of the persons named below will be unable or unwilling to stand as a nominee or serve as a director, if elected. The Board believes that each nominee has valuable individual skills and experiences that, taken together, provide us with the knowledge, judgment and strategic vision necessary to provide effective oversight of the Company. The biographies below reflect the particular experience, qualifications, attributes and skills that led the Board to conclude that each nominee should serve on the Board. Ages are correct as of April 24, 2018.

Class II Director Nominees

Adebayo (“Bayo”) O. Ogunlesi

Age: 64 Director since: 2011	Committees:
	•	Compensation Committee (Chair)

Other current public directorships:
	•	Callaway Golf Company
	•	Goldman Sachs Group Inc.

Since 2006, Mr. Ogunlesi has been Chairman and Managing Partner of Global Infrastructure Partners (“GIP”), a private equity firm that invests in infrastructure assets in the energy, transport and water sectors, in both OECD and select emerging market countries. Mr. Ogunlesi previously served as Executive Vice Chairman and Chief Client Officer of Credit Suisse’s Investment Banking Division with senior responsibility for Credit Suisse’s corporate and sovereign investment banking clients. From 2002 to 2004, he was Head of Credit Suisse’s Global Investment Banking Department. Mr. Ogunlesi is a Director of Callaway Golf Company and the Goldman Sachs Group, Inc. Mr. Ogunlesi holds a Bachelor of Arts in Politics, Philosophy and Economics with First Class Honors from Oxford University, a Juris Doctor (magna cum laude) from Harvard Law School and a Master of Business Administration from Harvard Business School. From 1980 to 1981, he served as a Law Clerk to the Honorable Thurgood Marshall, Associate Justice of the United States Supreme Court. Mr. Ogunlesi served as a Director of our predecessor KEH since 2004. For these reasons, we believe he is well qualified to serve on our Board.

Deanna L. Goodwin

Age: 53 Director since: N/A	Committees:
	•	None

Other current public directorships:
	•	Arcadis NV
	•	Oceaneering International Inc.

Ms. Goodwin currently serves as a Director of Arcadis NV and as a Director of Oceaneering International Inc. Ms. Goodwin served as President of the North America region of Technip, a global engineering, construction and services company specializing in supporting the energy industry, from 2013 to 2017. She served as Chief Operating Officer, Offshore North America at Technip from 2012 to 2013. Prior thereto, she served as Senior Vice President and Chief Financial Officer of Technip USA, Inc. Previously, Ms. Goodwin led the integration of the $1.3 billion acquisition of Global Industries by Technip. From 1993 to 2007, Ms. Goodwin served in various capacities for Veritas DGC, a leading provider of geophysical information and services to oil and gas companies worldwide, including President of the North and South America Region. Earlier in her career, Ms. Goodwin served as an Audit Manager at Price Waterhouse. Ms. Goodwin received her Bachelor of Commerce degree in Accounting from the University of Calgary in Canada and her Chartered Accountant designation from the Canadian Institute of Chartered Accountants. For these reasons, we believe she is well qualified to serve on our Board.

Continuing Directors (Current Class III Directors with Terms Expiring in 2019)

David B. Krieger
Class III Continuing Director

Age: 44 Director since: 2011	Committees:
	•	Nominating and Corporate Governance Committee
	•	Compensation Committee

Other current public directorships:
	•	MEG Energy Corp.

Mr. Krieger is a Partner of Warburg Pincus & Co. (“Warburg Pincus”) and a Managing Director of Warburg Pincus LLC and has been with the firm since 2000. Mr. Krieger is involved primarily with the firm’s investment activities in the energy sector. Mr. Krieger is currently a Director of MEG Energy Corp. and several private companies. From 2004 to 2009, Mr. Krieger was a Director of ElectroMagnetic GeoServices ASA. Mr. Krieger also serves as a Trustee of the Kaufman Center for the Performing Arts. He received a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania, a Master of Science from the Georgia Institute of Technology and a Master of Business Administration degree from Harvard Business School. For these reasons, we believe he is well qualified to serve on our Board. Mr. Krieger was nominated to the Board by Warburg Pincus pursuant to the Shareholders Agreement (see “Board of Directors and Corporate Governance—Shareholders Agreement” above) and Mr. Krieger served as a Director of our predecessor KEH since 2004.

David I. Foley
Class III Continuing Director

Age: 50 Director since: 2011	Committees:
	•	Nominating and Corporate Governance Committee
	•	Compensation Committee

Other current public directorships:
	•	PBF Energy, Inc.
	•	Cheniere Energy, Inc.
	•	Cheniere Energy Partners, LP

Mr. Foley is a Senior Managing Director in the Private Equity group and Chief Executive Officer of Blackstone Energy Partners. He is based in New York and is responsible for overseeing Blackstone's private equity investment activities in the energy and natural resource sector on a global basis. Since joining Blackstone in 1995, he has been responsible for building the Blackstone energy & natural resources practice and has played an integral role in every energy-sector private equity deal that the firm has made. He actively leads Blackstone’s investment activities in the midstream sector and provides guidance and support to the other BEP senior investment professionals, who each have primary responsibility for specific sectors. Before joining Blackstone, Mr. Foley worked with AEA Investors, and prior to that he worked as a management consultant for Monitor Company. Mr. Foley serves as a Director of several energy companies, including: Beacon, Cheniere Energy Inc., EagleClaw, Rover, Grand Prix, LLOG, Royal Resources, Sithe, Siccar Point Energy and Vine. He received a B.A. and M.A. in Economics, with honors, Phi Beta Kappa, from Northwestern University and received an M.B.A. with distinction from Harvard Business School.

Joseph P. Landy
Class III Continuing Director

Age: 56 Director since: May 2012	Committees:
	•	None

Other current public directorships:
	•	None

Mr. Landy is Co-Chief Executive Officer of Warburg Pincus and has been with the firm since 1985. Mr. Landy has been jointly responsible for the management of the firm since 2000, including the formulation of strategy, oversight of investment policy and decisions, leadership of the firm’s Executive Management Group and the coordination of limited partner communications. Mr. Landy currently serves as a Director of CrowdStrike. In addition, he also serves as Treasurer of the Boy Scouts of America and is a member of its National Executive Board. Mr. Landy is also on the Board of Trustees of New York University. Mr. Landy holds a Bachelor of Science in Economics from The Wharton School at the University of Pennsylvania and a Master of Business Administration from The Leonard N. Stern School of Business at New York University. For these reasons, we believe he is well qualified to serve on our Board. Mr. Landy was nominated to the Board by Warburg Pincus pursuant to the Shareholders Agreement (see “Board of Directors and Corporate Governance—Shareholders Agreement” above).

Continuing Directors (Current Class I Directors with Terms Expiring in 2020)

Andrew G. Inglis
Chairman and Class I Continuing Director

Age: 59 Director since: March 2014	Committees:
	•	None

Other current public directorships:
	•	None

Mr. Inglis has served as our Chairman and Chief Executive Officer since March 1, 2014. Mr. Inglis joined Kosmos from Petrofac Ltd., a leading provider of oilfield services to the international oil and gas industry, principally engaged in the design of oil and gas infrastructure, the operation, maintenance and management of oil and gas assets and the training of personnel on a worldwide basis. At Petrofac, Mr. Inglis held the position of Chief Executive, Integrated Energy Services and was a member of the Petrofac board of directors. Prior to joining Petrofac in January 2011, Mr. Inglis served BP for 30 years in a number of positions, including most recently as Executive Director on the BP board of directors from 2007 to 2010 and as Executive Vice President and Deputy Chief Executive of exploration and production from 2004 to 2007. Mr. Inglis received a master’s degree in Engineering from Pembroke College, Cambridge University. He is a Chartered Mechanical Engineer, a Fellow of the Institution of Mechanical Engineers and a Fellow of the Royal Academy of Engineering. For these reasons, we believe that he is well qualified to serve on our Board.

Brian F. Maxted
Class I Continuing Director

Age: 60 Director since: January 2011	Committees:
	•	None

Other current public directorships:
	•	None

Mr. Maxted served as our Chief Executive Officer from January 2011 to February 28, 2014 and has served as our Chief Exploration Officer since March 1, 2014 and Director since January 2011. Mr. Maxted is one of the founding partners of Kosmos and has been our Chief Exploration Officer since March 2014. From January 2011 to March 2014, Mr. Maxted served as our Chief Executive Officer. Prior to this, he served our predecessor Kosmos Energy Holdings (“KEH”) as Senior Vice President, Exploration from 2003 to 2008 and as Chief Operating Officer from 2008 to 2011. He is currently a Director of Venari Resources LLC and has also served as a Director of Broad Oak Energy from February 2008 through its sale in July 2011. Prior to co-founding Kosmos in 2003, Mr. Maxted was the Senior Vice President of Exploration of Triton Energy Limited prior to its sale to Hess Corporation. Mr. Maxted holds a Master of Organic Geochemistry degree from the University of Newcastle-upon-Tyne and a Bachelor of Science degree in Geology from the University of Sheffield. For these reasons, we believe that he is well qualified to serve on our Board.

Chris Tong
Class I Continuing Director

Age: 61 Director since: February 2011	Committees:
	•	Audit Committee (Chair)
	•	Health, Safety and Environment Committee

Other current public directorships:
	•	Targa Resources Corp.

Mr. Tong currently serves as a Director and Chairman of the Audit Committee of Targa Resources Corp. He served as Senior Vice President and Chief Financial Officer of Noble Energy, Inc. from January 2005 until August 2009. He also served as Senior Vice President and Chief Financial Officer of Magnum Hunter Resources, Inc. from August 1997 to December 2004. Prior thereto, he was Senior Vice President of Finance of Tejas Acadian Holding Company and its subsidiaries, including Tejas Gas Corp., Acadian Gas Corporation and Transok, Inc. Mr. Tong held these positions from August 1996 until August 1997, and had served in other treasury positions with Tejas since August 1989. Mr. Tong holds a Bachelor of Arts in Economics from the University of Louisiana Lafayette (formerly the University of Southwestern Louisiana). For these reasons, we believe he is well qualified to serve on our Board.

Sir Richard Dearlove
Class I Continuing Director

Age: 73 Director since: December 2012	Committees:
	•	Audit Committee

Other current public directorships:
	•	Crossword Cybersecurity Plc

Sir Richard Dearlove is Chairman of the Trustees of London University. He was Master of Pembroke College at the University of Cambridge, U.K. from 2004 to 2015, and the Head of the British Secret Intelligence Service (MI6) from 1999 to 2004. During his 38-year tenure with MI6, Sir Richard Dearlove served in multiple international locations before returning to the U.K. as Director of Personnel and Administration in 1993. He also served as Director of Operations and Assistant Chief in advance of his appointment as Head of MI6 in 1999. In 1984, Sir Richard Dearlove was awarded an OBE (Officer of the Most Excellent Order of the British Empire), and in 2001 he was appointed a KCMG (Knight Commander of St. Michael and St. George) for his service. Sir Richard Dearlove has held several trustee and advisory positions, including serving as a Trustee of Kent School in Connecticut, Honorary Fellow of Queens’ College, University of Cambridge, Member of the International Advisory Board of AIG, Senior Advisor to the Monitor Group, Director of Ascot Group and non-executive Chairman of Ascot Underwriting, Member of the Advisory Board of IrisGuard, Member of the Advisory Board of New Venture Partners, Chairman of Trustees of the Cambridge Union Society and Member of the Strategic Advisory Board of TimeSight Systems. He has been Non-Executive Chairman of Crossword Cybersecurity Plc since 2016. He received a Master of Arts degree in History from Queens’ College, Cambridge. For these reasons, we believe he is well qualified to serve on our Board.

Vote Required

Directors will be elected by a plurality of the votes of the common shares of the Company present in person or represented by proxy at the annual general meeting, at which a quorum is present, and entitled to vote. A properly executed proxy marked “WITHHOLD ALL” or “FOR ALL EXCEPT” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether a quorum is present.

Recommendation

The Board recommends that shareholders vote “FOR ALL” the nominees for director. If not otherwise specified, proxies will be voted “FOR ALL” the nominees for director.

PROPOSAL 2—APPOINTMENT OF INDEPENDENT AUDITORS

Ernst & Young LLP has served as our independent registered public accounting firm since 2011 and of our predecessor, KEH, since 2003, and has provided to us certain audit services, audit-related services and tax services during that time.

Under Section 89 of the Companies Act 1981, as amended, of Bermuda, and our bye-laws, the shareholders have the authority to appoint the Company’s independent registered public accounting firm and to authorize the Audit Committee to determine their remuneration. The Audit Committee has recommended reappointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The Board is asking shareholders to approve such appointment and the authority of the Audit Committee to determine their remuneration. If an auditor is not appointed by shareholders at the annual general meeting, Ernst & Young LLP, as the incumbent independent registered public accounting firm, will continue in office until a successor is appointed in accordance with Bermuda law and the Company’s bye-laws. The affirmative vote of the holders of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve the appointment and the authorization of the Audit Committee to set their remuneration.

Representatives of Ernst & Young LLP will not be present at the annual general meeting.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Fees Paid to Independent Auditors

The following table presents aggregate fees billed to us for the years ended December 31, 2017 and 2016, for professional services rendered by Ernst & Young LLP, our principal accountant:

	2016	2017
Audit fees	$1,185,032	$1,553,677
Audit-related fees	20,000	20,000
Tax fees	304,776	114,989
All other fees	2,982	3,020
Total fees	$1,512,790	$1,691,686

Audit Fees. Audit fees consisted of fees billed by Ernst & Young LLP for professional services rendered in connection with audits of the Company’s and certain of its subsidiaries’ financial statements and internal controls over financial reporting, quarterly reviews of our consolidated financial statements, issuance of a comfort letter related to a secondary offering, as well as certain audit-related accounting consultations.

Audit-Related Fees. Audit-related fees consisted of costs incurred related to SEC-related accounting consultations and certain attestation and agreed upon procedures.

Tax Fees. Tax fees consisted of costs incurred related to tax compliance services and consultations on various tax issues.

All Other Fees. For 2016 and 2017, all other fees consisted of costs incurred related to access to Ernst & Young LLP’s online research services.

Pre-Approval Policies and Procedures

Our Audit Committee has established procedures for pre-approval of audit and non-audit services as set forth in the Audit Committee charter, subject to shareholder approval if necessary under Bermuda law. The Audit Committee’s charter is available under the Corporate Governance link on the Investors’ page of our website at www.kosmosenergy.com. The Audit Committee pre-approves all services performed by Ernst & Young LLP and discloses such fees above. The Audit Committee considers whether the provision of the services disclosed above is compatible with maintaining Ernst & Young LLP’s independence.

Vote Required

The affirmative vote of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve Proposal 2. Abstentions shall not be treated as votes cast.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and authorize the Audit Committee of the Company to determine their remuneration.”

Recommendation

The Board recommends a vote “FOR” the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018 and to authorize the Audit Committee to determine their remuneration. If not otherwise specified, proxies will be voted “FOR” Proposal 2.

PROPOSAL 3—ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

At our 2012 annual general meeting of shareholders, a majority of our shareholders voted, on a non-binding, advisory basis, to hold a non-binding, advisory vote on named executive officer compensation every year. Consistent with this recommendation by our shareholders, the Company intends to submit an annual non-binding, advisory vote on the compensation of the Company’s named executive officers until the next vote on the frequency of the shareholder non-binding, advisory vote on named executive officer compensation. Accordingly, as required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to cast a non-binding, advisory vote on the 2017 compensation of our named executive officers as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures.

As described in detail above in this Proxy Statement under “Executive Compensation—Compensation Discussion and Analysis,” we seek to pay our named executive officers for performance, to closely align the interests of our named executive officers with the interests of our shareholders and to attract, retain and motivate top talent. Please refer to the Compensation Discussion and Analysis, the compensation tables and the other narrative compensation-related disclosures of this Proxy Statement for a detailed discussion of our executive compensation principles and practices and the 2017 compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather our overall executive compensation principles and practices and the 2017 compensation of our named executive officers.

To help ensure that all shareholder views are well understood by the Board, we also encourage shareholders to use any of a number of direct communication mechanisms to effectively raise specific issues or concerns regarding our executive compensation principles and practices (see “Board of Directors, Board Meetings and Committees—Communications with the Board” above).

Vote Required

The affirmative vote of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve Proposal 3. Abstentions shall not be treated as votes cast.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the Company’s executive officers named in the Summary Compensation Table, as disclosed pursuant to Item 402 of Regulation S-K (which disclosure includes the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative).”

Although the vote on this proposal is advisory and, therefore, is not binding, the Compensation Committee will carefully consider the shareholder vote on this matter, including whether any actions will be necessary to address the concerns, if any, of our shareholders.

Recommendation

The Board recommends a vote “FOR” the approval of the compensation of our named executive officers as disclosed in this Proxy Statement. If not otherwise specified, proxies will be voted “FOR” Proposal 3.

PROPOSAL 4—ADVISORY VOTE ON THE FREQUENCY OF HOLDING FUTURE NON-BINDING, ADVISORY VOTES ON EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Act provides that shareholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference on how frequently we should seek future non-binding, advisory votes on the compensation of our named executive officers as disclosed in accordance with the compensation disclosure rules of the SEC.

By voting on this Proposal 4, shareholders may indicate whether they prefer that we conduct future advisory votes to approve named executive officer compensation every year, every 2 years, or every 3 years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

After careful consideration, our Board has determined that an advisory vote to approve named executive officer compensation that occurs every year is the most appropriate alternative for the Company, and therefore, our Board recommends that you vote for an annual advisory vote to approve named executive compensation. Although the Company’s compensation policies and practices are designed to incentivize our named executive officers to build long-term shareholder value, the Board recognizes that executive compensation disclosures are made annually. Therefore, providing for an annual advisory vote to approve named executive officer compensation may provide the Company with more direct and immediate feedback on our named executive officer compensation.

Our executive compensation program is administered by our Compensation Committee, which is responsible for approving or recommending to the full Board the amount and form of compensation to be paid to our executive officers. Compensation decisions are complex and, for our named executive officers, are disclosed in our Proxy Statement pursuant to the disclosure rules of the SEC. We value the opinion of our shareholders and encourage communication regarding our executive compensation policies and practices.

This vote is advisory and not binding on the Company, our Compensation Committee or our Board. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when determining how often the Company should submit to our shareholders a non-binding, advisory vote to approve the compensation of our named executive officers included in our Proxy Statement. The Board may decide that it is in the best interests of our shareholders and the Company to hold a non-binding, advisory vote on named executive officer compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.

Vote Required

The affirmative vote of a majority of the votes cast at the annual general meeting, at which a quorum is present, will determine the shareholders’ preferred frequency for holding future advisory votes on named executive officer compensation. Abstentions shall not be treated as votes cast. Because we may not be able to attain a majority of the votes cast for any of the alternatives, the Board will consider the frequency choice that receives the plurality of votes cast if none of the frequency choices receives a majority.

Although our Board recommends holding this vote every year, you have the option to specify one of four choices for this proposal: “Every Year,” every “2 years,” every “3 years” or “Abstain”. You are not voting to approve or disapprove the recommendation of the Board.

Recommendation

The Board recommends that you vote to conduct a non-binding, advisory vote to approve executive compensation “Every Year.” If not otherwise specified, proxies will be voted “Every Year” regarding Proposal 4.

PROPOSAL 5—APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE KOSMOS ENERGY LTD. LONG TERM INCENTIVE PLAN

On March 27, 2018, the Board approved an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan (the “LTIP”), subject to approval by our shareholders. If approved by our shareholders, the amendment would increase the available share reserve under the LTIP by 11,000,000 common shares (see “—Increase in Share Reserve” below), as well as incorporate certain additional corporate governance best practices (see “—Considerations for the Approval of the Amended and Restatement of the LTIP” below).

Increase in Share Reserve

If the proposed amendment to increase the available share reserve under the LTIP is approved by our shareholders, then, effective June 5, 2018, the number of shares that may be subject to awards granted under the LTIP will equal the number of shares remaining available for grant under the LTIP as of such date plus 11,000,000 common shares. As of December 31, 2017, 3,180,298 common shares remained available for future grants under the LTIP. These remaining shares may also be used, either in lieu of, or in combination with, cash and/or recycled shares (e.g., as a result of forfeitures or to cover withholding taxes), to settle any portion of outstanding performance units that vests above the target level. The additional 11,000,000 common shares that will be available for grant under the LTIP, if this proposed amendment is approved, represent approximately 2.7% of the common shares of Kosmos outstanding on a fully-diluted basis as of December 31, 2017.

In connection with the adoption of the amendment to the LTIP, our Board and Compensation Committee carefully considered our anticipated future equity needs, our historical equity compensation practices (including our historical “burn rate”) and the advice of the Compensation Committee’s independent compensation consultant. The Board believes that it is desirable to increase the share reserve so that we can continue to meet the goals of our equity incentive program of attracting, retaining and motivating our executives and employees and linking their interests with those of our shareholders. If the proposed amendment to increase the share reserve is not approved by our shareholders, we will be unable to maintain our current new hire and annual equity grant practices, and therefore we will be at a significant competitive disadvantage in attracting and retaining talent. We will also be compelled to replace equity incentive awards with cash awards, which may not align the interests of our executives and employees with those of our shareholders as effectively as equity incentive awards.

Considerations for the Approval of the Amendment and Restatement of the LTIP

The amended and restated LTIP is designed to build upon the corporate governance best practices that already exist in the current version of the LTIP (see bullets 3- 8 below) by incorporating additional features (see bullets 1 and 2 below) to further align our equity compensation program with the interests of our shareholders. Certain of the corporate governance best practices included in our LTIP are as follows:

✔	Minimum vesting requirements. The amendment and restatement of the LTIP adds a requirement that awards be subject to a minimum vesting period of one year from the date of grant, with only narrow exceptions, which we believe strengthen our employees’ interest in creating long-term value for our shareholders.
✔	Restricted dividends and dividend equivalents on awards. The amendment and restatement of the LTIP adds a prohibition on the payment of dividends or dividend equivalents in respect of an award prior to the time such award (or the applicable portion thereof) vests (and, in the case of performance awards, the applicable performance condition is achieved).
✔	No repricings. Repricing of options and SAR awards continues following the amendment and restatement to not be permitted without shareholder approval, except for adjustments with respect to certain specified extraordinary corporate transactions.
✔	No “liberal” change in control definition. The change in control definition under the LTIP continues to only be triggered in those instances where an actual change in control occurs (see “Executive Compensation—Compensation Discussion & Analysis—Potential Payments Upon Termination or Change in Control—Equity Awards—Definitions” above for the definition of a change in control under the LTIP).

✔	No evergreen provision. The LTIP continues to not contain an “evergreen” feature pursuant to which the shares authorized for issuance under the plan can be increased automatically without shareholder approval.
✔	Clawback of awards. The LTIP continues to provide the Compensation Committee with the authority to subject awards granted under the LTIP to any clawback or recoupment policies that the Company has in effect from time to time (including our recoupment policy, as described in more detail in “Executive Compensation—Compensation Discussion & Analysis—Recoupment Policy” above).
✔	Share ownership guidelines. Our executive officers (including all of our NEOs) and directors are subject to share ownership guidelines to ensure that they face the same downside risk and upside potential as our shareholders. For additional details regarding our share ownership guidelines, see “Executive Compensation—Compensation Discussion and Analysis—Share Ownership Guidelines.”
✔	No tax gross-ups. No participant is entitled under the LTIP to any tax gross-up payments for any excise tax pursuant to Sections 280G or 4999 of the Code that may be incurred in connection with awards under the LTIP.

Summary of the LTIP

The following is a summary of the principal features of the LTIP, as amended and restated. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the LTIP. A copy of the LTIP (which reflects a “blackline” comparison of the proposed amendment and restatement of the LTIP against the current version of the LTIP) has been filed with the SEC with this Proxy Statement as Annex B.

Purpose

The purpose of the LTIP is to motivate and reward those employees and other individuals who are expected to contribute significantly to our success to perform at the highest level and to further our best interests and those of our shareholders.

Eligibility

Our employees, consultants, advisors, other service providers and non-employee directors are eligible to receive awards under the LTIP based on the Compensation Committee’s determination, in its sole discretion, that an award to such individual will further the LTIP’s stated purpose (as described above). As of April 11, 2018, there were five non-employee directors and approximately 203 employees eligible to receive awards under the LTIP.

Authorized Shares

Subject to adjustment (as described below), the number of common shares that may be subject to awards granted under the LTIP will equal the number of common shares remaining available for grant under the LTIP as of June 5, 2018, plus 11,000,000 common shares. If an award expires or is canceled or forfeited, or is otherwise settled without the issuance of shares, the shares covered by the award will again be available for issuance under the LTIP. Shares surrendered or withheld in payment of taxes related to an award will become available again for issuance under the LTIP; however, pursuant to the amendment and restatement of the LTIP, shares tendered or withheld in payment of an exercise or purchase price will not again be available for issuance under the LTIP. Shares underlying replacement awards (i.e., awards granted as replacements for awards granted by a company that we acquire or with which we combine) will not reduce the number of shares available for issuance under the plan.

Individual Limits

No participant may receive under the LTIP in any calendar year more than 3,950,300 shares in respect of each of the following three categories of awards: stock options and share appreciation rights (SARs); restricted shares and restricted share units (RSUs); and share-based performance awards and other share-based awards.

The maximum aggregate cash value of payments to any participant for any calendar year in respect of any cash-based performance awards under the LTIP may not exceed $15,000,000 in the aggregate.

Administration

The LTIP is administered by a committee, which may be our Compensation Committee or another committee designated by the Board (or, if the Board does not designate a committee, the Board). The committee will consist of not fewer than three directors of the Board. To the extent necessary to comply with applicable regulatory regimes, any action by the committee will require the approval of committee members who are:

•	independent, within the meaning of and to the extent required (unless controlled company status applies) by applicable rulings and interpretations of the applicable stock market or exchange on which our shares are quoted or traded;
•	non-employee directors within the meaning of Rule 16b-3 under the Exchange Act; and
•	outside directors pursuant to Section 162(m) of the Code.

The committee has authority under the LTIP to:

•	designate participants;
•	determine the types of awards to grant, the number of shares to be covered by awards, the terms and conditions of awards, whether awards may be settled or exercised in cash, shares, other awards, other property or net settlement, the circumstances under which awards may be canceled, repurchased, forfeited or suspended, and whether awards may be deferred automatically or at the election of the holder or the committee;
•	amend the terms of any outstanding awards, including, without limitation, to accelerate the time(s) at which the awards become vested or unrestricted, will be settled or may be exercised;
•	correct any defect, supply any omission or reconcile any inconsistency in the plan or any award agreement, in the manner and to the extent it shall deem desirable to carry the plan into effect;
•	interpret and administer the plan and any instrument or agreement relating to, or award made under, the plan; and
•	establish, amend, suspend or waive rules and regulations, appoint agents and make any other determination and take any other action that it deems necessary or desirable to administer the plan, in each case, as it deems appropriate for the proper administration of the plan and compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

The committee may delegate the authority to grant awards under the LTIP, to the extent permitted by applicable law, to (i) one or more officers of the Company (except that such delegation will not be applicable to any award for a person then covered by Section 16 of the Exchange Act) and (ii) one or more committees of the Board (which may consist solely of one director).

Types of Awards

The LTIP provides for grants of stock options, SARs, restricted shares, RSUs, performance awards and other stock-based awards.

Stock Options. A stock option is a contractual right to purchase shares at a future date at a specified exercise price. The per share exercise price of a stock option (other than a replacement award) will be determined by the committee and may not be less than the closing price of a share on the grant date. The committee will determine the date after which each stock option may be exercised and the expiration date of each option, provided that no option will be exercisable more than ten years after the grant date. Options that are intended to qualify as incentive stock options must meet the requirements of Section 422 of the Code.

SARs. SARs represent a contractual right to receive, in cash or shares, an amount equal to the appreciation of one share from the grant date. Any SAR will be granted subject to the same terms and conditions as apply to stock options.

Restricted Shares. Restricted shares are an award of shares that are subject to restrictions on transfer and a substantial risk of forfeiture.

RSUs. RSUs represent a contractual right to receive a share (or cash in an amount equal to the value of a share) at a future date, subject to specified vesting and other restrictions.

Performance Awards. Performance awards, which may be denominated in cash or shares, will be earned on the satisfaction of performance goals specified by the committee. The committee has authority to specify that any other award granted under the LTIP will constitute a performance award by conditioning the exercisability or settlement of the award on the satisfaction of performance goals.

Other Stock-Based Awards. The committee is authorized to grant other stock-based awards, which may be denominated in shares or factors that may influence the value of our shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into shares, purchase rights for shares, awards with value and payment contingent on our performance or that of our business units or any other factors that the committee designates.

Dividends and Dividend Equivalents

Pursuant to the amendment and restatement of the LTIP, awards granted under the LTIP may not provide for any dividend or dividend equivalents to be payable to the participant in respect of such award prior to the time such award (or the applicable portion thereof) vests (and, in the case of performance awards, the applicable performance condition is achieved).

Minimum Vesting Requirements

Pursuant to the amendment and restatement of the LTIP, each award granted pursuant to the LTIP will vest over a period of not less than one year following the date of grant. However, the Compensation Committee may, in its sole discretion, accelerate the vesting of an award or otherwise lapse or waive this requirement upon the participant’s death, disability or a change in control. In addition, the committee may grant awards that are not subject to these minimum vesting requirements with respect to 5% or less of the maximum aggregate number of Shares available for issuance under the LTIP (as may be adjusted in accordance with the terms of the LTIP) and may grant annual awards to non-employee directors that are scheduled to vest on the Company’s next regularly scheduled annual meeting of shareholders following the date of grant.

Performance Goals

The performance goals applicable to certain performance awards are limited to the following: captured prospects, prospecting licenses signed, operated prospects matured to drill ready, drilling programs commenced, drillable prospects, capabilities and critical path items established, operating budget, third-party capital sourcing, captured net risked resource potential, acquisition cost efficiency, acquisitions of oil and gas interests, increases in proved, probable or possible reserves, finding and development costs, recordable or lost time incident rates, overhead costs, general and administration expense, market price of a share, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, shareholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, market capitalization, enterprise value, economic value added or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company.

These performance goals may be (i) measured on an absolute (e.g., plan or budget) or relative basis, (ii) established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, (iii) based on a ratio or separate calculation of any performance criterion and/or (iv) made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.

Adjustments

In the event the committee determines that, as a result of any dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities, issuance of warrants or other rights to purchase our shares or other securities, issuance of our shares pursuant to the anti-dilution provisions of our securities, or other similar corporate transaction or event affecting our shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the LTIP, the committee will adjust equitably any or all of: (i) the number and type of shares or other securities that thereafter may be made the subject of awards, including the aggregate and individual limits under the plan; (ii) the number and type of shares or other securities subject to outstanding awards; and (iii) the grant, purchase, exercise or hurdle price for any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award.

Termination of Service and Change in Control

The committee will determine the effect on outstanding awards of a termination of employment or service prior to the end of a performance period or vesting, exercise or settlement, including whether the awards will vest, become exercisable, settle or be forfeited (including by way of repurchase by the Company at par value). The committee may set forth in the applicable award agreement the treatment of an award on a change in control. In addition, in the case of a stock option or SAR, except as otherwise provided in the applicable award agreement, on a change in control, a merger or consolidation involving the Company or any other event for which the committee deems it appropriate, the committee may cancel the award in consideration of:

•	a substitute award that preserves the intrinsic value of the canceled award (i.e., the excess, if any, of the value of the underlying shares over the exercise price); or
•	the full acceleration of the award and either (i) a period of ten days to exercise the award or (ii) a payment in cash or other consideration in an amount equal to the intrinsic value of the canceled award.
•	For the definition of “change in control” under the LTIP, see “Executive Compensation—Compensation Discussion & Analysis—Potential Payments Upon Termination or Change in Control—Equity Awards—Definitions” above.

Amendment and Termination

Our Board of Directors may amend, alter, suspend, discontinue or terminate the LTIP, subject to approval of our shareholders if required by the rules of the stock exchange on which our shares are principally traded. The committee may amend, alter, suspend, discontinue or terminate any outstanding award. However, no such board or committee action that would materially adversely affect the rights of a holder of an outstanding award may be taken without the holder’s consent, except to the extent that such action is taken to cause the LTIP to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. In addition, the committee may amend the LTIP in such manner as may be necessary to enable the plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

Prohibition on Repricing

Subject to the adjustment provision described above, the committee may not directly or indirectly, through cancellation or regrant or any other method (including through the repurchase of options or SAR awards (that are “out of the money”) for cash and/or other property), reduce, or have the effect of reducing, the exercise or hurdle price of any award established at the time of grant without approval of our shareholders.

Cancellation or “Clawback” of Awards

The committee may, to the extent permitted by applicable law and stock exchange rules or by any of our policies (including our recoupment policy, as described in more detail in “Executive Compensation—Compensation Discussion & Analysis—Recoupment Policy” above), cancel or require reimbursement of any awards granted, shares issued or cash received upon the vesting, exercise or settlement of any awards granted under the LTIP or the sale of shares underlying such awards.

Term

The LTIP expires on March 27, 2028 unless, prior to that date, the maximum number of shares available for issuance under the plan has been issued or our Board of Directors terminates the plan.

U.S. Federal Income Tax Consequences

The following is a general summary under current law of certain United States federal income tax consequences to the Company and participants who are citizens or individual residents of the United States relating to awards granted under the LTIP. This summary deals with the general tax principles that apply to such awards and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed. This summary is not tax advice and it does not discuss all aspects of federal taxation that may be relevant to the Company and participants. Accordingly, the Company urges each participant to consult his or her own tax advisor as to the specific tax consequences of participation in the LTIP under federal, state, local and other applicable laws.

Non-Qualified Stock Options

A non-qualified stock option is an option that does not meet the requirements of Section 422 of the Code. A participant generally will not recognize taxable income when granted a non-qualified stock option. When the participant exercises the stock option, he or she generally will recognize taxable ordinary income equal to the excess of the fair market value of the shares received on the exercise date over the aggregate exercise price of the shares. The participant’s tax basis in the shares acquired on exercise of the option will be increased by the amount of such taxable income. We generally will be entitled to a federal income tax deduction in an amount equal to the ordinary income that the participant recognizes. When the participant sells the shares acquired on exercise, the participant generally will realize long-term or short-term capital gain or loss, depending on whether the participant holds the shares for more than one year before selling them. Special rules apply if all or a portion of the exercise price is paid in the form of shares.

Incentive Stock Options

An incentive stock option is an option that meets the requirements of Section 422 of the Code. A participant generally will not have taxable income when granted an incentive stock option or when exercising the option. If the participant exercises the option and does not dispose of the shares until the later of two years after the grant date and one year after the exercise date, the entire gain, if any, realized when the participant sells the shares generally will be taxable as long-term capital gain. We generally will not be entitled to any corresponding tax deduction.

If a participant disposes of the shares received upon exercise of an incentive stock option within the one-year or two-year periods described above, it will be considered a “disqualifying disposition,” and the option will be treated as a non-qualified stock option for federal income tax purposes. If a participant exercises an incentive stock option more than three months after the participant’s employment or service with us terminates, the option will be treated as a non-qualified stock option for federal income tax purposes. If the participant is disabled and terminates employment or service because of his or her disability, the three-month period is extended to one year. The three-month period does not apply in the case of the participant’s death.

Restricted Shares

Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, the participant generally will not recognize income, and the Company generally will not be allowed a tax deduction, at the time restricted shares are granted. When the restrictions lapse, the participant generally will recognize ordinary income equal to the fair market value of the shares as of that date, less any amount paid for the shares, and the Company generally will be allowed a corresponding tax deduction at that time. If the participant files an election under Section 83(b) of the Code within 30 days after the date of grant of the restricted shares, the participant generally will recognize ordinary income as of the date of grant equal to the fair market value of the common shares as of that date, less any amount the participant paid for the shares, and we generally will be allowed a corresponding tax deduction at that time. Any future appreciation in the shares generally will be taxable to the participant at capital gains rates. However, if the restricted shares are later forfeited, the participant generally will not be able to recover the tax previously paid pursuant to his Section 83(b) election.

RSUs

A participant generally does not recognize income, and the Company generally will not be allowed a tax deduction, at the time an RSU is granted. When the RSUs vest and are settled for cash or shares, the participant generally will be required to recognize as income an amount equal to the fair market value of the shares or the amount of cash on the date of settlement, and the Company generally will be allowed a corresponding tax deduction at that time. Any gain or loss recognized upon a subsequent sale or exchange of the shares (if settled in shares) is generally treated as capital gain or loss for which we are not entitled to a deduction.

Registration with the SEC

If our shareholders approve the amendment to the LTIP, we plan to file with the SEC, as soon as reasonably practicable after such approval, an amendment to the Registration Statement on Form S-8 (No. 333-174234) relating to the additional shares available for issuance under the LTIP.

New Plan Benefits

The following table summarizes the new plan benefits to be received by participants under the LTIP as a result of the proposed amendment and restatement, as of April 9, 2018. The service awards and performance awards listed below were granted in 2018, subject to shareholder approval of the proposed amendment and restatement of the LTIP. Because awards under the LTIP are discretionary and are not subject to set benefits or amounts, the table below does not include any awards that may be granted in the future to participants under the LTIP.

Name and Position	Service Awards (1)(3)		Performance Awards (2)(3)
	(#)	($)	(#)	($)
Andrew G. Inglis Chairman and Chief Executive Officer	124,500	860,295	288,250	1,991,808
Thomas P. Chambers Senior Vice President and Chief Financial Officer	73,125	505,294	146,875	1,014,906
Brian F. Maxted Chief Exploration Officer	89,500	618,445	134,500	929,395
Christopher J. Ball Senior Vice President, Planning and Business Development	64,370	444,797	109,370	755,747
Jason E. Doughty Senior Vice President, General Counsel	56,576	390,940	101,576	701,890
All current executive officers as a group (7 persons)	500,109	3,455,753	932,609	6,444,328
All current directors who are not executive officers as a group (10 persons)	—	—	—	—
All employees, including current officers who are not executive officers, as a group (196 persons)	1,519,015	11,111,351	1,557,746	10,781,300
(1)	These amounts reflect service awards that are scheduled to vest one-third each year over three years, based solely on service. The grant date fair values of the service awards reflected in this table were calculated by multiplying the number of shares underlying the service awards by the closing price of a share on the applicable grant date.
(2)	These amounts reflect performance awards, assuming achievement of the applicable performance condition at the target performance level. The performance awards are scheduled to vest between 0% and 200% of the target number of shares underlying the award based on attainment of both a service condition that will lapse one-third each year over three years and the specified relative TSR performance condition that will be measured on January 4, 2021. If either the service condition or the threshold performance condition is not attained, the awards will be forfeited. The grant date fair values of the performance awards reflected in this table were calculated by multiplying the target number of shares underlying the performance awards by the closing price of a share on the applicable grant date.
(3)	If our shareholders do not approve this Proposal 5, the participant will receive on each vesting date, in lieu of any shares that would have otherwise been distributed to the participant, an amount in cash equal to the aggregate fair market value of such shares as of such vesting date.

Equity Compensation Plan Information

For the information required by Item 201(d) of Regulation S-K under the Exchange Act, see “Equity Compensation Plan Information.”

Vote Required

The affirmative vote of a majority of the votes cast at the annual general meeting, at which a quorum is present, is required to approve Proposal 5. Abstentions shall be treated as votes cast “AGAINST” Proposal 5.

Shareholders are being asked to vote on the following resolution:

“RESOLVED, that the Company’s shareholders approve an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan (including an increase in the aggregate number of common shares authorized for issuance thereunder by 11,000,000 common shares).”

Recommendation

The Board recommends a vote “FOR” Proposal 5. If not otherwise specified, proxies will be voted “FOR” Proposal 5.

GENERAL MATTERS

Record Date

The Board fixed the record date for the determination of shareholders entitled to notice of and to vote at the annual general meeting as of the close of business on April 9, 2018. Our only outstanding voting securities are our common shares, $0.01 par value per share, of which 396,097,166 shares were outstanding as of the close of business on the record date.

Voting Your Proxy

Our shareholders are entitled to one vote for each common share that is owned on the record date on all matters considered at the annual general meeting. You may vote your shares either in person or by proxy. To vote by proxy, you may submit your proxy and direct how to vote your shares by telephone using the toll-free number listed on the Proxy Card, via the Internet at the website listed on the Proxy Card or by marking, dating, signing and mailing the enclosed Proxy Card in the prepaid envelope provided. When using Internet or telephone voting, the voting systems will verify that you are a shareholder through the use of a company number for Kosmos Energy Ltd. and a control number unique to you. If you submit your proxy and direct how to vote your shares via the Internet or by telephone, please do not also mail the enclosed Proxy Card. If you plan to vote in person at the annual general meeting, please bring valid identification. Even if you currently plan to attend the annual general meeting, we recommend that you also submit your proxy as described above so that your vote will be counted if you later decide not to attend the annual general meeting.

If you receive more than one Proxy Card or voting instruction form, it means that your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive. If you wish to consolidate accounts, please contact Computershare Trust Company, N.A. or your broker, bank or other nominee. We will announce preliminary voting results at the annual general meeting and publish the final results in a Current Report on Form 8-K filed within four business days after the end of the annual general meeting.

Shares Held of Record

If your shares are held in your name and you vote by granting a proxy, which is not subsequently revoked, the proxy holders will vote the shares in accordance with your instructions. If you submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board’s recommendations as follows:

“FOR ALL” Proposal 1: To elect two Class II directors to serve a three-year term on the Board of Directors until the 2021 annual general meeting of shareholders, or until their respective successors are elected;

“FOR” Proposal 2: To appoint Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2018 and to authorize the Company’s Audit Committee of the Board to determine their remuneration;

“FOR” Proposal 3: To approve, on a non-binding, advisory basis, named executive officer compensation;

“FOR” Proposal 4: To conduct a non-binding, advisory vote on executive compensation “Every Year.”; and

“FOR” Proposal 5: To approve an amendment and restatement of the Kosmos Energy Ltd. Long Term Incentive Plan (including an increase in the aggregate number of common shares authorized for issuance thereunder by 11,000,000 common shares).

If other matters properly come before the annual general meeting, the proxy holders will vote on such matters in accordance with their best judgment. Such persons also have discretionary authority to vote to adjourn the annual general meeting, including for the purpose of soliciting proxies to vote in accordance with the Board’s recommendations on any of the above items.

Shares Held in Street Name

If your shares are held in “street name” by your broker, bank or other nominee, you will receive a voting instruction form with this Proxy Statement. Like shares held of record, you may vote your shares held in street name in person at the annual general meeting if you have obtained a legal proxy from the holder of record for your shares or you may sign and date the enclosed voting instruction form and return it in the enclosed, postage-paid envelope. If your shares are held in street name in a brokerage account or by a bank or other nominee, you must provide your broker with instructions on how to vote your shares in order for your shares to be voted on the Proposal. If you do not instruct your broker on how to vote these proposals, your shares will not be voted on these matters. If your shares are held in the name of a broker, bank or other nominee, please bring with you a letter (and a legal proxy if you wish to vote your shares) from the broker, bank or nominee confirming your ownership as of the record date.

Revoking Your Proxy

Even after you have returned your proxy, you may revoke your proxy at any time before it is exercised by (1) submitting a written notice of revocation to our Corporate Secretary by mail to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, (2) submitting a duly executed proxy bearing a later date to our Corporate Secretary by mail to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, (3) using the Internet voting website or the toll-free telephone number listed on the enclosed Proxy Card to deliver a duly executed proxy bearing a later date or (4) attending the annual general meeting and voting in person, which suspends the powers of the proxy holder.

Quorum and Vote Required

The presence in person or by proxy of two or more shareholders representing a majority of our issued and outstanding share capital entitled to vote shall constitute a quorum to conduct business at the annual general meeting.

For Proposal 1, the election of directors, you may vote “FOR ALL,” “WITHHOLD ALL” or “FOR ALL EXCEPT.” A plurality of the votes of the shares present in person or represented by proxy at the annual general meeting and entitled to vote on the election of directors is required for the election of the Class II directors. Broker non-votes and votes marked “WITHHOLD ALL” will have no legal effect on the outcome of the election of the Class II directors. With respect to votes marked “FOR ALL EXCEPT,” votes for the Class II director nominees that are withheld will have no legal effect on the outcome of the election of the Class II directors, while votes for all other Class II director nominees will count toward a plurality.

For each of Proposals 2, 3 and 5, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Under the

Companies Act 1981 of Bermuda, as amended, our memorandum of association and our bye-laws, the affirmative vote of a majority of the votes cast at the annual general meeting at which a quorum is present is required to approve Proposals 2, 3 and 5. For Proposal 4, you have the option to specify one of four choices for this proposal: “Every Year,” every “2 years,” every “3 years” or “Abstain”

Abstentions do not count as votes cast for Proposals 2, 3 and 4, and as such, abstentions will have no effect on the outcome of Proposals 2, 3 and 4. The vote necessary to approve Proposal 5 is subject to additional NYSE rules. Under NYSE rules, “votes cast” on Proposal 5 consist of votes “FOR” or “AGAINST” Proposal 4, as well as abstentions. As a result, abstentions have the effect of a vote “AGAINST” Proposal 5. Brokers will have discretionary authority to vote on Proposal 2. Brokers will not have discretionary authority to vote on Proposals 3, 4 and 5, and broker non-votes will have no effect on the outcome of such vote.

Cost of Solicitation

We will pay the cost of soliciting proxies for the annual general meeting. Proxies may be solicited by the employees of Kosmos and our subsidiaries, without additional compensation, in person, or by mail, courier, telephone or email. We may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of shares held of record by such persons. We may reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.

Annual Report

Our 2017 Annual Report on Form 10-K, including consolidated financial statements as of and for the fiscal year ended December 31, 2017, is being distributed to all shareholders entitled to vote at the annual general meeting, together with this Proxy Statement, in satisfaction of the requirements of the SEC, the Company’s bye-laws and Bermuda law. At the annual general meeting, the financial statements and the auditor’s report thereon will be laid before the shareholders in accordance with Bermuda law. Additional copies of the Annual Report on Form 10-K are available at no charge upon request. To obtain additional copies of the Annual Report on Form 10-K, please contact us at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or at telephone number +1 (214) 445-9600. The Annual Report on Form 10-K does not form any part of the materials for the solicitation of proxies. In addition, this Proxy Statement and our Annual Report on Form 10-K are available to you at no charge electronically under the SEC Filings link on the Investors’ page of our website at www.kosmosenergy.com.

The Board is not aware of any matter to be presented for action at the annual general meeting of the Company other than the matters set forth herein. Should any other matter requiring a vote of shareholders arise, it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matter. The shareholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

If you have any questions about the proxy materials or the annual general meeting, please contact our Corporate Secretary at Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, or by telephone at +1 (214) 445-9600.

HOUSEHOLDING

As permitted by applicable law, we intend to deliver only one copy of certain of our documents, including proxy statements, annual reports and information statements to shareholders residing at the same address, unless such shareholders have notified us of their desire to receive multiple copies thereof. Any such request should be directed to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, or by telephone at +1 (214) 445-9600. Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker.

PROPOSALS OF SHAREHOLDERS

Any shareholder desiring to present a shareholder proposal at our 2019 annual general meeting of shareholders and to have the proposal included in our related Proxy Statement must send such proposal to Kosmos Energy Ltd., c/o Kosmos Energy LLC, 8176 Park Lane, Suite 500, Dallas, Texas 75231, Attention: Corporate Secretary, so that it is received no later than November 30, 2018. All such proposals should be in compliance with SEC rules and regulations. We will only include in our proxy materials those shareholder proposals that we receive before the deadline and that are proper for shareholder action.

Although information received after such date will not be included in the proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual general meeting if such proposal complies with the Company’s bye-laws. In accordance with our bye-laws, shareholder proposals may be brought before an annual general meeting only if such proposal is made pursuant to written notice timely given to the Company’s Corporate Secretary accompanied by certain information. To be timely, a shareholder’s written notice must be received at the registered office of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual general meeting. For shareholder proposals for the 2019 annual general meeting of shareholders, written notice must be received between February 5, 2019 and March 7, 2019.

In addition, Section 79 of the Companies Act of 1981 of Bermuda provides that shareholders representing either (1) not less than 5% of the total voting rights of all shareholders having a right to vote at an annual general meeting of the Company or (2) not less than 100 shareholders may require a proposal to be submitted to an annual general meeting and to circulate to the shareholders a statement of not more than 1,000 words with respect to the proposal or the business to be dealt with at the meeting. Generally, notice of such a proposal must be received by the Company at its registered office not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

BY ORDER OF THE BOARD OF DIRECTORS

Jason E. Doughty
Senior Vice President and General Counsel

April 24, 2018
Dallas, Texas

Annex A: North American Exploration and Production Survey Companies

Anadarko Petroleum Corp.
Apache Corp.
Bill Barrett Corp.
Cabot Oil and Gas Corp.
California Resources Corp.
Callon Petroleum
Cimarex Energy Co.
Comstock Resources, Inc.
Concho Resources, Inc.
Continental Resources, Inc.
Denbury Resources, Inc.
Devon Energy Corp.
Diamondback Energy
Eclipse Resources Corp.

Encana Corp.
EOG Resources, Inc.
EP Energy Corp.
EQT Corp.
Halcon Resources Corp.
Hess Corp.
Jones Energy, Inc.
Kosmos Energy, Ltd.
Laredo Petroleum, Inc.
Marathon Oil Corp.
Murphy Oil Corp.
Newfield Exploration Co.
Noble Energy, Inc.
Oasis Petroleum, Inc.

Occidental Petroleum Corp.
Parsley Energy, Inc.
PDC Energy, Inc.
Pioneer Natural Resources Co.
QEP Resources, Inc.
Range Resources Corp.
Sanchez Energy Corp.
Seneca Resources
SM Energy Co.
Southwestern Energy Co.
Ultra Petroleum Corp.
WPX Energy, Inc.

A-1

Annex B: Long Term Incentive Plan Amendment

B-i

KOSMOS ENERGY LTD.

LONG TERM INCENTIVE PLAN
(amended and restated as of ~~January 23~~March 27, ~~2017~~ 2018)

B-ii

Kosmos Energy Ltd.

Long Term Incentive Plan
(amended and restated as of ~~January 23~~March 27, ~~2017~~2018)

Section 1.     Purpose. The purpose of the Kosmos Energy Ltd. Long Term Incentive Plan (the “Plan”) is to motivate and reward those employees and other individuals who are expected to contribute significantly to the success of Kosmos Energy Ltd. (the “Company”) and its Affiliates to perform at the highest level and to further the best interests of the Company and its shareholders.

Section 2.     Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a)     “Affiliate” means, except as provided in Section 2(h), (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)     “Award” means any Option, SAR, Restricted Stock, RSU, Performance Award, Other Stock-Based Award granted under the Plan.

(c)     “Award Document” means any agreement, contract or other instrument or document evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d)     “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e)     “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of a Participant’s death. If no such Person is or can be named by such Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at such Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f)     “Board” means the board of directors of the Company.

(g)     “Cause” means, with respect to any Participant, “cause” as defined such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, such Participant’s:

   (i)     failure to perform his or her duties to the Company or any Affiliate (other than any such failure resulting from his or her physical or mental incapacity);

   (ii)    having engaged in misconduct, negligence or a breach of fiduciary duty, or breach of any applicable Employment Agreement;

   (iii)   having been convicted of, or having entered a plea bargain or settlement admitting guilt or the imposition of unadjudicated probation for, any crime of moral turpitude or felony under any applicable law;

   (iv)    breach of any restrictive covenant to which he or she is subject contained in any applicable Employment Agreement or other agreement with the Company or any Affiliate;

   (v)     breach of any policy of the Company or any Affiliate, including without limitation any such policy that relates to expense management, human resources or the Foreign Corrupt Practices Act;

   (vi)    unlawful use or possession of illegal drugs on the premises of the Company or any Affiliate or while performing his or her duties to the Company or any Affiliate; or

   (vii)   commission of an act of fraud, embezzlement or misappropriation, in each case, against the Company or any Affiliate.

(h)      “Change in Control” means the occurrence of any one or more of the following events:

   (i)     any Person (other than the Initial Investors (as defined below), the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the shareholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common shares of the Company) becomes the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the 60-day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities;

   (ii)    during any period of 12 consecutive months, individuals who at the beginning of such period constitute the Board, and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of such 12-month period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

   (iii)   the consummation of a merger, amalgamation or consolidation of the Company with any other entity, other than a merger, amalgamation or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger, amalgamation or consolidation; or

   (iv)    the consummation of a transaction (or series of transactions within a 12- month period) that constitutes the sale or disposition of all or substantially all of the consolidated assets of the Company having a gross fair market value of 50% or more of the total gross fair market value of all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common shares of the Company immediately prior to such sale or disposition), and the subsequent distribution of the proceeds from such transaction (or series of transactions) to the Company’s shareholders having a fair market value that is greater than 50% of the fair market value of the Company and its subsidiaries immediately prior to such transaction (or series of transactions).

For purposes of clause (i) above, “Initial Investors” means the “Blackstone Group,” the “Warburg Group” and their respective “Affiliates” (as all such terms are defined in that certain Shareholders Agreement dated as of May 10, 2011, by and among the Company and the other parties thereto).

(i)      “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(j)      “Committee” means the Compensation Committee of the Board or such other committee as may be designated by the Board. If the Board does not designate the Committee, references herein to the “Committee” shall refer to the Board.

(k)      “Covered Employee” means an individual who is, for a given fiscal year of the Company, (i) a “covered employee” within the meaning of Section 162(m) of the Code or (ii) designated by the Committee by not later than 90 days following the start of such year (or such other time as may be required or permitted by Section 162(m) of the Code) as an individual whose compensation for such fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

(l)      “Disability” means, with respect to any Participant, “disability” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, at any time that the Company or any Affiliate sponsors a long-term disability plan that covers such Participant, “disability” as defined in such plan for the purpose of determining such Participant’s eligibility for benefits; provided that if such plan contains multiple definitions of disability, then “Disability” shall refer to that definition of disability which, if Participant qualified for such benefits, would provide coverage for the longest period. The determination of whether Participant has a Disability shall be made by the person or persons required to make final disability determinations under such plan. At any time that the Company and the Affiliates do not sponsor a long-term disability plan that covers such Participant, Disability shall mean Participant’s physical or mental incapacity that renders him or her unable for a period of 90 consecutive days or an aggregate of 120 days in any consecutive 12-month period to perform his or her duties to the Company or any Affiliate.

(m)      “Employment Agreement” means any employment, severance, consulting or similar agreement between the Company or any of its Affiliates and a Participant.

(n)      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

~~(o) “Exchange Awards” means the Awards of Restricted Stock granted in exchange for unvested profit units in Kosmos Energy Holdings in connection with the initial public offering of the Shares.~~

(o)      ~~(p)~~ “Fair Market Value” means, with respect to Shares, the closing price of a Share on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal stock market or exchange on which the Shares are quoted or traded, or if Shares are not so quoted or traded, fair market value as determined by the Committee, and with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

(p)      ~~(q)~~ “Good Reason” means, with respect to any Participant, “good reason” as defined in such Participant’s Employment Agreement, if any, or if not so defined, except as otherwise provided in such Participant’s Award Document, the occurrence of any of the following events, in each case without such Participant’s consent:

(i)      a reduction in such Participant’s base salary or target bonus, other than any such reduction that applies generally to similarly situated employees of the Company and the Affiliates;

(ii)     relocation of the geographic location of such Participant’s principal place of employment by more than 50 miles; or

(iii)   a material reduction in such Participant’s duties or responsibilities that occurs within two years following a Change in Control;

provided that, in each case, (A) such Participant shall provide the Company with written notice specifying the circumstances alleged to constitute Good Reason within 90 days following the first occurrence of such circumstances, (B) the Company shall have 30 days following receipt of such notice to cure such circumstances, and (C) if the Company has not cured such circumstances within such 30-day period, then the date of such Participant’s Termination of Service must occur not later than 60 days after the end of such 30-day period.

(q)      ~~(r)~~ “Incentive Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that meets the requirements of Section 422 of the Code.

(r)      ~~(s)~~ “Intrinsic Value” means, with respect to an Option or SAR Award, the product of (i) the excess, if any, of (A) the price or implied price per Share in a Change in Control or other event over (B) the exercise or hurdle price of such Award multiplied by (ii) the number of Shares covered by such Award.

(s)      ~~(t)~~ “Lock Up Agreement” means any agreement between the Company or any of its Affiliates and a Participant that provides for restrictions on the transfer of Shares held by such Participant.

(t)      ~~(u)~~ “Non-Qualified Stock Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6, that is not an Incentive Stock Option.

(u)      ~~(v)~~ “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(v)      ~~(w)~~ “Other Stock-Based Award” means an Award granted pursuant to Section 10.

(w)      ~~(x)~~ “Participant” means the recipient of an Award granted under the Plan.

(x)      ~~(y)~~ “Performance Award” means an Award granted pursuant to Section 9.

(y)      ~~(z)~~ “Performance Period” means the period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are measured.

(z)      ~~(aa)~~ “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(aa)      ~~(bb)~~ “Replacement Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

(bb)      ~~(cc)~~ “Restricted Stock” means any Share granted pursuant to Section 8.

(cc)      ~~(dd)~~ “RSU” means a contractual right granted pursuant to Section 8 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(dd)      ~~(ee)~~ “SAR” means any right granted pursuant to Section 7 to receive upon exercise by a Participant or settlement, in cash, Shares or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise or hurdle price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

(ee)      ~~(ff)~~ “Section 162(m) Compensation” means “qualified performance-based compensation” under Section 162(m) of the Code.

(ff)      ~~(gg)~~ “Shares” means shares of the Company’s common shares.

(gg)      ~~(hh)~~ “Termination of Service” means, with respect to any Participant:

(i)      the cessation of all services performed by such Participant for the Company and the Affiliates, including by reason of death or Disability; or

(ii)     the permanent decrease in the level of services performed by such Participant for the Company and the Affiliates (whether as an employee or as an independent contractor) to no more than 20 percent of the average level of services performed (whether as an employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services to the Company and the Affiliates, if such Participant has been providing such services for less than 36 months).

Section 3.      Eligibility.

(a)      Any employee, non-employee director, consultant or other advisor of, or any other individual who provides services to, the Company or any Affiliate shall be eligible to be selected to receive an Award under the Plan.

(b)      Holders of options and other types of awards granted by a company acquired by the Company or with which the Company combines are eligible for grants of Replacement Awards under the Plan.

Section 4.      Administration.

(a)      The Plan shall be administered by the Committee. The Committee shall be appointed by the Board and shall consist of not fewer than three directors of the Board. All decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its shareholders, Participants and any Beneficiaries thereof. The Committee may issue rules and regulations for the administration of the Plan. It shall meet at such times and places as it may determine.

(b)      To the extent necessary to comply with applicable regulatory regimes, any action by the Committee shall require the approval of Committee members who are (i) independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are quoted or traded; (ii) a non- employee director within the meaning of Rule 16b-3 under the Exchange Act; and (iii) an outside director pursuant to Section 162(m) of the Code. The Board may designate one or more directors as alternate members of the Committee who may replace any absent or disqualified member at any meeting of the Committee. To the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company the authority to grant Awards, except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act, and the Committee may delegate to one or more committees of the Board (which may consist of solely one director) the authority to grant all types of Awards, in accordance with applicable law.

(c)      Subject to the terms of the Plan and applicable law, the Committee (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Replacement Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, repurchased, forfeited or suspended, and the method or methods by which Awards may be settled, exercised, canceled, repurchased, forfeited or suspended; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) amend the terms or conditions of any outstanding Awards, including without limitation to accelerate the time or times at which the Awards become vested or unrestricted, will be settled or may be exercised; (viii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Document, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents and advisors and determine the terms of such appointments, in each case as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards or administer the Plan. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

Section 5.      Shares Available for Awards.

(a)      Subject to adjustment as provided in Section 5(c) and except for Replacement Awards ~~and Exchange Awards~~, the maximum number of Shares available for issuance under the Plan shall not exceed ~~39,503,000~~50,503,000 Shares in the aggregate, which includes (i) the ~~initial~~previous shareholder approved reserve of ~~24,503,000~~39,503,000 Shares under the Plan and (ii) an increase of ~~15,000,000~~11,000,000 Shares, as approved by the Board, subject to approval by the Company’s shareholders.

(b)      Any Shares subject to an Award (other than a Replacement Award ~~or Exchange Award~~) that expires, is canceled, repurchased or forfeited or otherwise terminates, without the delivery of such Shares, including ~~(i)~~ (i) the number of Shares surrendered or withheld in payment of ~~any grant, purchase, exercise or hurdle price of an Award or~~  taxes related to an Award and ~~(ii)~~ (ii) any Shares subject to an Award to the extent that Award is settled without the issuance of Shares, shall again be, or shall become, available for issuance under the Plan;

provided, however, that in no event shall any Shares withheld or tendered to pay the exercise or purchase price of Options again be or become available for issuance under the Plan.

(c)      In the event that the Committee determines that, as a result of any dividend or other distribution (whether in the form of cash, Shares or other securities, but excluding any ordinary cash dividend), recapitalization, stock split, reverse stock split, reorganization, merger, amalgamation, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other similar corporate transaction or event affecting the Shares, or of changes in applicable laws, regulations or accounting principles, an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, subject to compliance with Section 409A of the Code, adjust equitably any or all of:

(i)      the number and type of Shares (or other securities) which thereafter may be made the subject of Awards, including the aggregate limit specified in Section 5(a) and the individual limits specified in Section 5(e);

(ii)     the number and type of Shares (or other securities) subject to outstanding Awards; and

(iii)    the grant, purchase, exercise or hurdle price with respect to any Award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award;

provided, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(d)      Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

(e)      No Participant may receive under the Plan in any calendar year, subject to adjustment as provided in Section 5(c): (i) Options and SARs that relate to more than 3,950,300 Shares in the aggregate; (ii) Restricted Stock and RSUs that relate to more than 3,950,300 Shares in the aggregate; (iii) Share-based Performance Awards and Other Stock-Based Awards that relate to more than 3,950,300 Shares in the aggregate; and (iv) cash-based Performance Awards that relate to more than $15,000,000 in the aggregate.

Section 6.      Options. The Committee is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)      The exercise price per Share under an Option shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, and subject to Section 6(e), such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b)      The term of each Option shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such Option.

(c)      ~~The~~Subject to Section 12, the Committee shall determine the time or times at which an Option may be exercised in whole or in part.

(d)      The Committee shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

(e)      The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.

Section 7.      Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)      SARs may be granted under the Plan to Participants either alone (“freestanding”) or in addition to other Awards granted under the Plan (“tandem”) and may, but need not, relate to a specific Option granted under Section 6.

(b)      The exercise or hurdle price per Share under a SAR shall be determined by the Committee; provided, however, that, except in the case of Replacement Awards, such exercise or hurdle price shall not be less than the Fair Market Value of a Share on the date of grant of such SAR.

(c)      The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d)      ~~The~~Subject to Section 12, the Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part.

Section 8.      Restricted Stock and RSUs. The Committee is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)      ~~Shares~~Subject to Section 12, an Award of Restricted Stock ~~and~~or RSUs shall be subject to such restrictions as the Committee may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Committee may deem appropriate.

(b)      Any ~~Share~~Award of Restricted Stock granted under the Plan shall be evidenced by entry in the register of members of the Company and in such other manner as the Committee may deem appropriate, including issuance of a share certificate or certificates. In the event any share certificate is issued in respect of shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(c)      If the Committee intends that an Award granted under this Section 8 shall constitute or give rise to Section 162(m) Compensation, then, to the extent the Committee determines the following to be necessary under Section 162(m) of the Code, such Award may be structured in accordance with the requirements of Section 9, including the performance criteria set forth therein and the Award limitation set forth in Section 5(e), and any such Award shall be considered a Performance Award for purposes of the Plan.

(d)      The Committee may provide in an Award Document that an Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to an Award of Restricted Stock, such Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

Section 9.      Performance Awards. The Committee is authorized to grant Performance Awards to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)      Performance Awards may be denominated as a cash amount, number of Shares or a combination thereof and are Awards which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specifythat any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of any Performance Award granted and the amount of any payment or transfer to be made pursuant to any Performance Award shall be determined by the Committee.

(b)      Every Performance Award shall, if the Committee intends that such Award qualify as Section 162(m) Compensation and the Committee determines the following to be necessary under Section 162(m) of the Code, include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Committee, of a level or levels of, or increases in, in each case as determined by the Committee, one or more of the following performance measures with respect to the Company: captured prospects, prospecting licenses signed, operated prospects matured to drill ready, drilling programs commenced, drillable prospects, capabilities and critical path items established, operating budget, third-party capital sourcing, captured net risked resource potential, acquisition cost efficiency, acquisitions of oil and gas interests, increases in proved, probable or possible reserves, finding and development costs, recordable or lost time incident rates, overhead costs, general and administration expense, market price of a Share, cash flow, reserve value, net asset value, earnings, net income, operating income, cash from operations, revenue, margin, EBITDA (earnings before interest, taxes, depreciation and amortization), EBITDAX (earnings before interest, taxes, depreciation, amortization and exploration expense), net capital employed, return on assets, shareholder return, reserve replacement, return on equity, return on capital employed, production, assets, unit volume, sales, market share, market capitalization, enterprise value, economic value added or strategic business criteria consisting of one or more objectives based on meeting specified goals relating to acquisitions or divestitures, each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criterion and may be made relative to an index or one or more of the performance goals themselves. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. Except in the case of an Award intended to qualify as Section 162(m) Compensation, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Committee may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable. Performance measures may vary from Performance Award to Performance Award and from Participant to Participant, and may be established on a stand-alone basis, in tandem or in the alternative. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 9(b) as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Section 162(m) Compensation or of any applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations. Notwithstanding any provision of the Plan to the contrary, with respect to any Award intended to qualify as Section 162(m) Compensation, the Committee shall not be authorized to increase the amount payable under any Award to which this Section 9(b) applies upon attainment of such pre-established formula.

(c)      Settlement of Performance Awards shall be in cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined in the discretion of the Committee.

(d)      Performance Awards that are intended to qualify as Section 162(m) Compensation shall be settled only after the end of the relevant Performance Period. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with a Performance Award but, to the extent required by Section 162(m) of the Code, may not exercise discretion to increase any amount payable to a Covered Employee in respect of a Performance Award intended to qualify as Section 162(m) Compensation. Any settlement that changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as Section 162(m) Compensation. The Committee shall specify the circumstances in which, and the extent to which, Performance Awards shall be paid or forfeited, including by way of repurchase by the Company at par value, in the event of a Participant’s Termination of Service.

Section 10.      Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 10 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 10.

Section 11.      Effect of Termination of Service or a Change in Control on Awards.

(a)      The Committee may provide, by rule or regulation or in any Award Document, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited, including by way of repurchase by the Company at par value, in the event of the Participant’s Termination of Service prior to the end of a Performance Period or vesting, exercise or settlement of such Award.

(b)      The Committee may set forth the treatment of an Award upon a Change in Control in the applicable Award Document.

(c)      In the case of an Option or SAR Award, except as otherwise provided in the applicable Award Document, upon a Change in Control, a merger or consolidation involving the Company or any other event with respect to which the Committee deems it appropriate, the Committee may cause such Award to be canceled in consideration of (i) the full acceleration of such Award and either (A) a period of at least ten days prior to such Change in Control to exercise the

Award or (B) a payment in cash or other consideration to such Participant who holds such Award in an amount equal to the Intrinsic Value of such Award (which may be equal to but not less than zero), which, if in excess of zero, shall be payable upon the effective date of such Change in Control, merger, consolidation or other event or (ii) a substitute award (which immediately upon grant shall have an Intrinsic Value equal to the Intrinsic Value of such Award).

Section 12.    Minimum Vesting Requirements. Notwithstanding anything to the contrary herein, each Award shall vest over a period of not less than one year following the date of grant (the “Minimum Vesting Requirements”); provided, however, that the Committee may, in its sole discretion, (i) accelerate the vesting of an Award or otherwise lapse or waive the Minimum Vesting Requirements upon (A) the Participant’s death or Disability or (B) a Change in Control (subject to the requirements of Section 11), (ii) grant Awards that are not subject to the Minimum Vesting Requirements with respect to 5% or less of the maximum number of Shares available for issuance under the Plan (as set forth in Section 5(a), as may be adjusted pursuant to Section 5(c)) and (iii) grant annual Awards to non-employee directors that provide for vesting on the next regularly scheduled annual meeting of shareholders following the date of grant.

Section 13.      ~~Section 12.~~ General Provisions Applicable to Awards.

(a)      Awards shall be granted for such cash or other consideration, if any, as the Committee determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b)      Awards may, in the discretion of the Committee, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)      Subject to the terms of the Plan, unless otherwise provided in the applicable Award Document, the Committee shall determine, in its sole discretion, whether payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award shall be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Committee in its discretion at the time of grant, and whether such payments or transfers shall be made in a single payment or transfer, in installments or on a delayed basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Notwithstanding anything to the contrary herein, in no event shall any Award provide for any dividend or dividend equivalents to be payable to the Participant in respect of such Award prior to the time at which such Award (or the applicable portion thereof) vests (and, in the case of a Performance Award, the applicable performance condition is achieved).

(e)      ~~(d)~~ No Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant otherwise than by will or pursuant to Section ~~12~~13(~~e~~f), and during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by such Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative; provided that the foregoing restrictions shall not apply to any Award (other than an Incentive Stock Option) to the extent authorized by the Committee or as specifically provided in an Award Document. The provisions of this Section ~~12~~13(de) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture, including by way of repurchase by the Company at par value, of an Award in accordance with the terms thereof.

(f)      ~~(e)~~ A Participant may designate a Beneficiary or change a previous Beneficiary designation at such times prescribed by the Committee by using forms and following procedures approved or accepted by the Committee for that purpose.

(g)      ~~(f)~~ All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(h)      ~~(g)~~ The Committee may impose restrictions on any Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

Section 14.      ~~Section 13.~~ Amendments and Termination.

(a)      Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Document or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) shareholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted, traded or listed or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or cancellation provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section ~~17~~18. Notwithstanding anything to the contrary in the Plan, the Committee may amend the Plan, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)      The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (y) to impose any “clawback” or cancellation provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section ~~17; provided, further, that, except as provided in Section 5(c), no such action shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise price of any Award established at the time of grant thereof~~18; provided further, that the Committee’s authority under this Section ~~13~~14(b) is limited in the case of Awards that are intended to qualify as Section 162(m) Compensation, as provided in Section 9.

(c)      Except as provided in Section 9, the Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(c)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d)      The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(e)      Notwithstanding anything to the contrary herein, except as provided in Section 5(c) or Section 11(c), no action shall directly or indirectly, through cancellation and regrant or any other method (including the repurchase of Options or SAR Awards (in each case, that are “out of the money”) for cash and/or other property) , reduce, or have the effect of reducing, the exercise or hurdle price of any Award as of the date of grant without approval by the Company’s shareholders.

Section 15.      ~~Section 14.~~ Miscellaneous.

(a)      No employee, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of employees, Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b)      The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate. Further, the Company or the applicable Affiliate may at any time dismiss a Participant, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Document or in any other agreement binding the parties. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Document.

(c)      Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)      The Company shall be authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e)      If any provision of the Plan or any Award Document is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Document, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Document shall remain in full force and effect.

(f)      Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g)      No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 16.      ~~Section 15.~~ Effective Date of the Plan. The Plan was originally adopted on April 28, 2011. The Plan was amended by the Board, effective as of January 23, 2015, and January 23, 2017. The Plan, as amended herein, is effective as of ~~January 23~~March 27, ~~2015~~2018, subject to approval by the Company’s shareholders.

Section 17.      ~~Section 16.~~ Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (i) ~~January 23~~March 27, ~~2025~~2028, (ii) the maximum number of Shares available for issuance under the Plan have been issued or (iii) the Board terminates the Plan in accordance with Section ~~13~~14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Document, any Award theretofore granted may extend beyond such date, and the authority of the Committee to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18.      ~~Section 17.~~ Cancellation or “Clawback” of Awards. The Committee shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any other applicable regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards granted under the Plan (including any amounts or benefits arising from such Awards) shall be subject to any “clawback” or recoupment policies or arrangements the Company may have in effect from time to time, and the Committee may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required by any such law, rule, policy or arrangement, cancel or require reimbursement of any Awards granted to the Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 19.      ~~Section 18.~~ Section 409A of the Code. With respect to Awards subject to Section 409A of the Code, the Plan is intended to comply with the requirements of Section 409A of the Code, and the provisions of the Plan and any Award Document shall be interpreted in a manner that satisfies the requirements of Section 409A of the Code, and the Plan shall be operated accordingly. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Document is not warranted or guaranteed, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with Section 409A of the Code.

KOSMOS ENERGY

KOSMOS ENERGY LTD.
C/O KOSMOS ENERGY LLC.
ATTN:CORPORATE SECRETARY
8176 PARK LANE,SUITE 500
DALLAS, TX 75231

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Nominees

01 Adebayo O. Ogunlesi 02 Deanna L. Goodwin

The Board of Directors recommends you vote FOR proposals 2 and 3.

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 year	2 years	3 years	Abstain
4 To approve, on a non-binding, advisory basis, the frequency of holding future non-binding votes on named executive officer compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The Company is making five proposals, none of which is contingent on each other. If other matters properly come before the Annual General Meeting or any adjournment or postponement of the meeting, the persons named in this proxy card will vote the shares represented by all properly executed proxies in their discretion.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000378565_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 2017 Annual Report on Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com

KOSMOS ENERGY LTD.
Annual General Meeting of Shareholders
June 5, 2018 8:00 AM
This proxy is solicited on behalf of the Board of Directors

The shareholder(s) hereby appoint(s) Andrew G. Inglis and Jason E. Doughty, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of KOSMOS ENERGY LTD. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholder(s) to be held at 08:00 AM, local time on June 5, 2018, at Rosewood Tucker's Point, 60 Tucker's Point Drive, Hamilton Parish, HS 02, Bermuda, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be marked, dated and signed on reverse side

0000378565_2 R1.0.1.17